Exhibit 10.1

EXECUTION COPY

500,000,000 Euro

CREDIT AGREEMENT

Dated as of January 7, 2005

among

BAXTER HEALTHCARE SA

as Borrower

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Banks

J.P. MORGAN EUROPE LIMITED

as Administrative Agent

ABN AMRO BANK N.V.,

BANCO BILBAO VIZCAYA ARGENTARIA S.A.,

SANPAOLO IMI BANK IRELAND PLC

and

DEUTSCHE BANK SECURITIES INC.

as Syndication Agents

and

J.P. MORGAN plc,

DEUTSCHE BANK SECURITIES INC.

and

ABN AMRO BANK N.V. LONDON BRANCH

as Mandated Lead Arrangers and Joint Book Runners

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EXHIBIT AND SCHEDULES

Exhibit 2.02	Form of Notice of Borrowing

Exhibit 2.03	Form of Notice of Interest Period Election

Exhibit 4.01(a)	Form of Guaranty

Exhibit 6.01(g)(ii)	Form of Certificate of Independent Accountants

Exhibit 9.06	Form of Assignment and Acceptance

Schedule 1.01	Lending Office Addresses

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CREDIT AGREEMENT

Dated as of January 7, 2005

Baxter Healthcare SA, a corporation duly organized and existing under the laws of Switzerland (the “Borrower”), the financial institutions listed on the signature pages of this Agreement under the heading “Banks” (such financial institutions and any successor financial institution that becomes a party to this Agreement pursuant to Section 3.18 or 9.06 hereinafter referred to as the “Banks”), J.P. Morgan Europe Limited, as administrative agent hereunder (such administrative agent and any successor administrative agent appointed pursuant to Section 8.07 hereinafter referred to as the “Administrative Agent”), Deutsche Bank Securities Inc. (“Deutsche”) and ABN AMRO Bank N.V. (“ABN AMRO”), as syndication agents hereunder (the “Syndication Agents”), and J.P. Morgan plc, Deutsche Bank Securities Inc. and ABN AMRO Bank N.V. London Branch, as mandated lead arrangers hereunder, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Credit Agreement (this “Agreement”), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted Debt” means, at any time, (a) all Debt, minus (b) an amount equal to all cash and cash equivalent investments of the Guarantor and its Consolidated Subsidiaries at such time.

“Administrative Agent” has the meaning assigned in the preamble to this Agreement.

“Advance” means an advance by a Bank to the Borrower pursuant to Section 2.01, as the same may be converted or continued from time to time pursuant to Section 2.03. Each Advance shall bear interest as provided in Section 3.07.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

“Agreed Currencies” means (i) Euro, (ii) so long as such currency remains an Eligible Currency, Swiss Francs, and (iii) any other Eligible Currency which the Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Banks. For the purposes of this definition, the specific currency referred to in clause (ii), above, shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, i.e., “Swiss Francs” means the lawful currency of Switzerland.

“Applicable Margin” has the meaning assigned to that term in Section 3.07.

“Aggregate Commitments” means, at any time, the aggregate amount of the Commitments of all the Banks hereunder at such time.

“Approved Fund” “ means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

“Approximate Equivalent Amount” of any currency with respect to any amount of Euro means the Equivalent Amount of such currency with respect to such amount of Euro on or as of such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

“Available Commitment” means, with respect to any Bank at any time, an amount equal to (i) such Bank’s Commitment at such time minus (ii) an amount equal to such Bank’s ratable share, determined on the basis that such Bank’s Commitment bears to all Commitments at such time, of the Facility Usage.

“Borrowing” means a borrowing consisting of Advances in the same currency and as to which a single Interest Period is in effect, made on the same day by the Banks, as the same may be converted or continued from time to time pursuant to Section 2.03 and after giving effect to any subsequent Conversion in connection with which a single Borrowing may have been divided into several Borrowings or several Borrowings may have been combined (in whole or in part) into a single Borrowing.

“Borrowing Date” means a date on which an Advance is, or is proposed to be, made hereunder.

“Borrowing Facility” has the meaning assigned to that term in Section 2.01.

“Business Day” means a day (other than Saturday or Sunday) of the year on which banks are not required or authorized to close in London and are generally open for the conduct of substantially all of their commercial lending activities; provided that (a) when used in connection with an Advance, the term “Business Day” shall also be a day on which dealings are carried on in the London interbank market and (b) when used in connection with an Advance denominated in Euro, the term “Business Day” shall also be a TARGET Settlement Day.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of 30% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Guarantor or Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Guarantor or Borrower by Persons who were neither (i) nominated by the board of directors of the Guarantor or Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Guarantor or Borrower by any Person or group.

“Closing Date” means January 7, 2005.

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“Commitment” means, with respect to any Bank at any time the amount indicated opposite such Bank’s name on the signature pages hereof, as such amount may have been reduced as of or prior to such time pursuant to Section 3.05 or modified in accordance with Section 9.06.

“Computation Date” has the meaning assigned to that term in Section 2.04.

“Consolidated” refers to the full consolidation of the accounts of the Guarantor and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the financial statements referred to in Section 11(f) of the Guaranty.

“Consolidated Capitalization” means, at any time, the sum at such time of: (i) the Consolidated stockholders’ equity of the Guarantor and its Consolidated Subsidiaries, and (ii) Adjusted Debt of the Guarantor and its Consolidated Subsidiaries.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities of the Guarantor and its Consolidated Subsidiaries and all Intangible Assets.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Convert”, “Conversion”, “Converting” and “Converted” each refers to a continuation of Advances in the same currency for an additional Interest Period pursuant to Section 2.03.

“Credit Ratings” has the meaning assigned to that term in Section 3.04(a).

“Debentures” means long-term debt securities (without third-party credit enhancement).

“Debt” means the sum of: (i) indebtedness for borrowed money or for the deferred purchase price of property or services carried as indebtedness on the Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries (excluding accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (ii) obligations of the Borrower or the Guarantor and its Consolidated Subsidiaries, as applicable, as lessee under leases that, in accordance with generally accepted accounting principles, are recorded as capital leases, and (iii) obligations of the Borrower or the Guarantor and its Consolidated Subsidiaries, as applicable, under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) and (ii) above (other than Debt of any Subsidiary, to the extent such Debt is included in the calculation of Debt as a result of clause (i) or (ii) above) in excess of $100,000,000 in the aggregate and (iv) indebtedness or obligations of the kinds referred to in clause (i), (ii), or (iii)

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above of the Guarantor’s unconsolidated Subsidiaries in excess of $200,000,000 in the aggregate. The term “Debt” shall not include (A) any obligations of the Guarantor under or in connection with that certain Facility and Guaranty Agreement dated as of April 14, 2004 among the Guarantor, certain financial institutions parties thereto and Bank One, NA, as agent, (B) that certain Facility and Guaranty Agreement dated as of July 8, 2003 among the Guarantor, certain financial institutions parties thereto and Bank One, NA, as agent, or (C) any similar arrangement under which the Guarantor has agreed to guarantee the payment obligations of a current or former employee of the Guarantor arising in connection with financing provided to such employee and relating to the Guarantor’s “Baxter International Inc. 1999 Shared Investment Plan”, to the extent the aggregate obligations of the Guarantor under the foregoing clauses (A), (B) and (C) do not exceed an amount equal to $200,000,000 and such obligations (whenever incurred) shall have arisen solely in connection with purchases by such employees of the Guarantor’s common stock in 1999, or (y) the undrawn face amount of any letter of credit issued for the account of the Borrower or for the account of the Guarantor or any of its Consolidated Subsidiaries, as applicable, in the ordinary course of the Borrower’s or the Guarantor’s or such Subsidiary’s business, as applicable, but shall include the reimbursement obligation owing from time to time by the Borrower or the Guarantor or any of its Consolidated Subsidiaries, as applicable, in respect of drawings made under any letter of credit in the event reimbursement is not made immediately following the applicable drawing.

“Eligible Currency” means any currency other than Euro (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Euro in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Banks of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, an Equivalent Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Banks and the Borrower, and such currency shall no longer be an Agreed Currency until such time as all of the Banks agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Euro or another Agreed Currency, subject to the other terms set forth in Article II.

“Environmental Laws” means federal, state, local and foreign laws, rules and regulations relating to the release, emission, disposal, storage and related handling of waste materials, pollutants and hazardous substances.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.

“Equivalent Amount” of any currency with respect to any amount of Euro at any date shall mean the equivalent in such currency of such amount of Euro, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent

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at 11:00 a.m., London time, on the date on or as of which such amount is to be determined; provided, that if at the time of any such determination, for any reason, no such spot rates are being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such rate shall be conclusive absent manifest error, on such date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Euro” and/or “EUR” means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

“Euro Amount” of any currency at any date means (i) the amount of such currency if such currency is Euro or (ii) the equivalent in Euro of the amount of such currency if such currency is any currency other than Euro, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London interbank market at 11:00 a.m., London time; provided, that if at the time of any such determination, for any reason, no such spot rates are being quoted, Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error, in each case, on or as of the most recent Computation Date provided for in Section 2.04.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Rate” means, with respect to an Advance for the relevant Interest Period, the applicable British Bankers’ Association Interest Settlement Rate for deposits in the applicable Agreed Currency as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided, that, if no such British Bankers’ Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which J.P. Morgan Europe or one of its Affiliate banks offers to place deposits in the applicable Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period and having a maturity equal to such Interest Period.

“Eurocurrency Rate Reserve Percentage” of any Bank for the Interest Period for any Advance in any Agreed Currency means the maximum reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement and taking into account any transitional adjustments or other scheduled changes in reserve

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requirements during such Interest Period) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Events of Default” has the meaning assigned to that term in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility Termination Date” means the date that is the three-year anniversary date of the Closing Date or such earlier date as the Commitments shall have been terminated or otherwise permanently reduced to zero Euro (0 Euro) pursuant to this Agreement.

“Facility Usage” means, at any time, an amount equal to the sum of (i) the aggregate principal amount of all Advances denominated in Euro and (ii) the Euro Amount of all Advances denominated in Agreed Currencies other than Euro outstanding at such time.

“First Borrowing” means the initial Borrowing made by the Borrower hereunder.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” means Baxter International Inc., a Delaware corporation.

“Guaranty” means that certain Guaranty, dated as of the Closing Date, executed by the Guarantor, substantially in the form of Exhibit 4.01(a) hereto, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Intangible Assets” means all assets of the Guarantor and its Consolidated Subsidiaries which are treated as intangibles in conformity with generally accepted accounting principles on the Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries.

“Interest Expense” means, with respect to any period, the Consolidated interest expense of the Guarantor and its Consolidated Subsidiaries for such period before the effect of interest income, as reflected on the Consolidated statements of income for the Guarantor and its Consolidated Subsidiaries for such period.

“Interest Period” means, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance (or on the effective date of Conversion thereof pursuant to Section 2.03) and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may select pursuant to Section 2.02 or 2.03, as applicable; provided, that:

(i) The duration of any Interest Period which would otherwise end after the Facility Termination Date shall end on the Facility Termination Date;

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(ii) Interest Periods commencing on the same day for Advances comprising the same Borrowing shall be of the same duration;

(iii) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the immediately preceding Business Day; and

(iv) If an Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of a calendar month.

“J.P. Morgan Europe” means J.P. Morgan Europe Limited, in its individual capacity, and its successors.

“Lending Office” means, with respect to each Bank, the office of such Bank specified as its “Lending Office” opposite its name on Schedule 1.01 hereto or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

“Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

“Majority Banks” means at any time Banks having at least 51% of the then aggregate amount of the Commitments or, if the Commitments have been terminated, holding at least 51% of the aggregate Euro Amount of Advances then outstanding.

“Mandated Lead Arrangers” means J.P. Morgan plc, Deutsche Bank Securities Inc. and ABN AMRO Bank N.V. London Branch, in their capacities as Mandated Lead Arrangers.

“Margin Stock” has the meaning assigned to that term under Regulation U issued by the Board of Governors of the Federal Reserve System.

“Material Default Amount” means an amount equal to $50,000,000.

“Material Subsidiary” means, with respect to the Guarantor, any of (i) the Borrower, (ii) Baxter Healthcare Corporation, a Delaware corporation, (iii) Baxter World Trade Corporation, a Delaware corporation, or (iv) in the case of any specified condition or event, any

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other Subsidiary or group of other Subsidiaries (A) each of which has suffered such condition or event to occur and (B) that in the aggregate represents five percent (5%) or more of the net revenues or the Consolidated Net Tangible Assets of the Guarantor and its Consolidated Subsidiaries, as reflected in the then most recent financial statements of the Guarantor and its Consolidated Subsidiaries delivered pursuant to Section 6.01(g)(i) or (ii).

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Note” has the meaning assigned to that term in Section 3.16(d).

“Notice of Borrowing” has the meaning assigned to that term in Section 2.02.

“Notice of Interest Period Election” has the meaning assigned to that term in Section 2.03.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Qualifying Bank” means a financial institution which is recognized as a bank by the banking laws in force in its country of incorporation and which exercises in such jurisdiction as its main purpose a true banking activity, having bank personnel, premises, communications devices of its own and the authority of decision-making.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Subsidiary” means, with respect to the Borrower or the Guarantor, any entity with respect to which such Person alone owns, such Person and one or more of its Subsidiaries together own, or any Person controlling such Person owns, in each such case directly or indirectly, capital stock (or the equivalent equity interest) having ordinary voting power to elect a majority of the members of the Board of Directors of such corporation (or, in the case of a partnership or joint venture, having the majority interest in the capital or profits of such entity).

“Syndication Agents” has the meaning assigned in the preamble to this Agreement.

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“TARGET Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (or any successor settlement system) is open.

“Unfunded Liabilities” means, in the case of a single employer pension benefit plan which is covered by Title IV of ERISA, the amount, if any, by which the present value of all vested benefits accrued to the date of determination under such plan exceeds the fair market value of all assets of such plan allocable to such benefits as of such date, and, in the case of a multi-employer pension benefit plan, the withdrawal liability of the Guarantor and its Subsidiaries.

SECTION 1.02. Computation of Time Periods. In this Agreement, when computing periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.03. Accounting Terms and Principles. All accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantor’s independent accountants or, in the case of the financial statements required to be delivered pursuant to Section 6.01(g)(i), as determined by the Guarantor to be required in accordance with then existing generally accepted accounting principles) with the December 31, 2003 audited Consolidated financial statements of the Guarantor and its Consolidated Subsidiaries. If any change in accounting principles from principles used in preparing such December 31, 2003 statements would have a material effect upon the results of any calculation required by or in compliance with any provision of this Agreement, then such calculation shall be made or compliance with such provision shall be determined using accounting principles in effect on December 31, 2003.

ARTICLE II

THE BORROWING FACILITY

SECTION 2.01. The Borrowing Facility. Each Bank severally agrees, on the terms and conditions provided herein, to make Advances denominated in Agreed Currencies to the Borrower from time to time on any Business Day during the period from the date hereof to the Facility Termination Date in an aggregate Euro Amount not to exceed at any time outstanding the amount of such Bank’s Commitment (the “Borrowing Facility”). Subject to Section 3.01, each Borrowing shall be in an aggregate amount not less than 10,000,000 Euro (and in integral multiples of 5,000,000 Euro in excess thereof) (or the Approximate Equivalent Amounts if such Advances are denominated in Agreed Currencies other than Euro), shall be made on the same day from the Banks ratably according to their respective Commitments. Within the limits of each Bank’s Commitment, the Borrower may borrow Advances under this Section 2.01, maintain Advances outstanding by Converting such Advances pursuant to Section 2.03, or prepay Advances pursuant to Section 3.12, and reborrow Advances under this Section 2.01. The Aggregate Commitments to lend hereunder shall expire on the Facility Termination Date.

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SECTION 2.02. Making the Advances. Each Borrowing shall be requested by telephone (to be confirmed immediately in writing), telecopier or telex notice given by the Borrower to the Administrative Agent not later than 10:00 a.m. (London time) three Business Days prior to the proposed Borrowing Date. Each notice of Borrowing pursuant to this Section 2.02 (a “Notice of Borrowing”) shall be in substantially the form of Exhibit 2.02 hereto, specifying the proposed Borrowing Date, aggregate amount of the proposed Borrowing and the Interest Period and Agreed Currency applicable thereto for each such Advance, and shall include such information as shall be required by Section 6.01(h). If no currency is specified with respect to any requested Borrowing, then the Borrower shall be deemed to have selected Euro. If no Interest Period is specified with respect to any requested Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall in turn promptly notify each Bank by telecopier of the date, applicable interest rate, applicable Agreed Currency and aggregate amount of such Borrowing and such Bank’s ratable portion of such Borrowing. Each Bank, for the account of its Lending Office, shall with respect to a Borrowing, before 12:00 Noon (London time) on the Borrowing Date specified in the notice received from the Administrative Agent pursuant to the preceding sentence, deposit such Bank’s ratable portion of such Borrowing in such funds as then may be customary for the settlement of transactions in such Agreed Currency to the Administrative Agent in accordance with those instructions stipulated on any given drawdown request by the Administrative Agent. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent shall make same day funds in the amount of such funds available to the Borrower within 30 minutes of demand (which may be by telephone) by the Borrower, at the Administrative Agent’s address provided in Section 9.02.

SECTION 2.03. Method of Electing Interest Periods. (a) The Advances included in each Borrowing shall bear interest initially at the Eurocurrency Rate as specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Interest Period for each Borrowing (subject in each case to the provisions of Article III), in each case effective on the last day of the then current Interest Period applicable to such Advances. In no event shall the Borrower have the option to convert the Agreed Currency in which a Borrowing is denominated to another Agreed Currency; provided, that the Borrower may repay such Borrowing and reborrow in another Agreed Currency in accordance with this Agreement.

Each such election shall be made by delivering a notice (a “Notice of Interest Period Election”) to the Administrative Agent by not later than 10:00 a.m. (London time) at least three Business Days before the conversion or continuation selected in such notice is to be effective. If the Borrower shall fail to issue a Notice of Interest Period Election within three Business Days prior to the end of any Interest Period (unless the Borrower shall have issued a notice of prepayment in respect of the applicable Borrowing in accordance with Section 5.12), the Advances comprising such Borrowing shall be continued as an Advance in the same Agreed Currency with an Interest Period of one month. A Notice of Interest Period Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Borrowing; provided that (i) such portion is allocated ratably among the Advances comprising such Borrowing and (ii) the portion to which such Notice of Interest Period Election applies, and the remaining portion to which it does not apply, are each 10,000,000 Euro or any larger multiple of 5,000,000 Euro (or the

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Approximate Equivalent Amounts if such Advances are denominated in Agreed Currencies other than in Euro).

(b) Each Notice of Interest Period Election shall be substantially in the form of Exhibit 2.03 hereto and shall specify:

(i) the Borrowing (or portion thereof) to which such notice applies;

(ii) the date on which the continuation selected in such notice is to be effective, which shall comply with subsection (a) above; and

(iii) the duration of the new Interest Period.

Each Interest Period specified in a Notice of Interest Period Election shall comply with the provisions of the definition of Interest Period. Each Notice of Interest Period Election shall be irrevocable when given by the Borrower.

(c) Upon receipt of a Notice of Interest Period Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof.

SECTION 2.04. Determination of Euro Amount; Required Payments; Termination. (a) The Administrative Agent will determine the Euro Amount of:

(i) each Advance as of the date three Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance, and

(ii) each Borrowing as of the first day of each Interest Period and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Majority Banks.

Each day upon or as of which the Administrative Agent determines the Euro Amount as described in the preceding clauses (i) and (ii) is herein described as a “Computation Date” with respect to each Advance for which a Euro Amount is determined on or as of such day. If at any time the Euro Amount of the sum of the aggregate principal amount of all outstanding Advances (calculated, with respect to those Advances denominated in an Agreed Currency other than Euro, as of the most recent Computation Date with respect to each such Advance) exceeds 105% of the Aggregate Commitments, the Borrower shall immediately repay Advances in an aggregate principal amount sufficient to cause the remaining outstanding Advances to equal the Aggregate Commitments.

(b) Any outstanding Advances and all other unpaid amounts due and payable hereunder shall be paid in full by the Borrower on the Facility Termination Date.

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ARTICLE III

GENERAL TERMS

SECTION 3.01. Interest Rate Inadequate or Unfair. The obligation of each Bank to extend an Advance on the date therefor is subject to the following:

(a) If, with respect to Borrowings to consist of Advances denominated in any Agreed Currency (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto) that by reason of circumstances affecting generally the London interbank market, adequate and reasonable means do not exist for ascertaining the interest rate applicable to the Advances in such Agreed Currency or (ii) by the Business Day before the first day of any Interest Period in respect of a Borrowing, the Administrative Agent shall have received notice from the Majority Banks that deposits in the applicable Agreed Currency are not available to such Banks (as conclusively certified in writing to the Administrative Agent and the Borrower) in the ordinary course of business in the London interbank market in sufficient amounts to make its Advances, then, in each case, the Administrative Agent shall by 12:00 Noon (London time) on such Business Day notify the Borrower of such event, and the right of the Borrower to select Advances in such Agreed Currency for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist. The obligation of the Banks to make Advances in connection with such Notice of Borrowing shall thereupon terminate and such Notice of Borrowing will be ineffective. In the case of an outstanding Notice of Interest Period Election at the time any such suspension shall occur, such Notice shall become ineffective.

(b) If the Majority Banks shall, by 11:00 a.m. (London time) on the Business Day before the first day of any Interest Period in respect of a Borrowing to consist of Advances denominated in an Agreed Currency, notify the Administrative Agent and the Borrower (setting forth in writing the reasons therefor) that the Eurocurrency Rate for Advances will not adequately reflect the cost to such Banks of making or funding their respective Advances for such Borrowing or Conversion, the right of the Borrower to select Advances in such Agreed Currency for such Borrowing or Conversion and any subsequent Borrowing or Conversion shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist. The obligation of the Banks to make Advances in connection with such Notice of Borrowing shall thereupon terminate and such Notice of Borrowing will be ineffective. In the case of an outstanding Notice of Interest Period Election at the time any such suspension shall occur, such Notice shall become ineffective.

SECTION 3.02. Effect of Notice of Borrowing; Maximum Number of Borrowings. (a) Subject to Section 3.01, each Notice of Borrowing and Notice of Interest Period Election shall be irrevocable and binding on the Borrower. In the event that a Notice of Borrowing or Notice of Interest Period Election is made by telephone and the written confirmation thereof differs in any respect from such telephone notice, the information contained in the telephone notice or the written confirmation, as the case may be, upon which the Administrative Agent shall have relied, as evidenced by its corresponding notice to the Banks, shall control for purposes of Advances to be made or Converted under this Agreement.

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(b) A Notice of Borrowing shall be rejected by the Administrative Agent, and the Banks shall have no obligation to extend any Advances that may be requested in such Notice of Borrowing, if after giving effect to the Borrowing requested in such Notice of Borrowing there would then be more than ten Borrowings outstanding.

SECTION 3.03. Effect of Failure to Borrow or Fund. (a) The Borrower shall indemnify each Bank against all direct out-of-pocket losses and reasonable expenses incurred by such Bank as a result of any failure by the Borrower to fulfill on or before the date specified for such Borrowing the applicable conditions set forth in Article IV to the extent of all direct out-of-pocket losses and reasonable expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. The Borrower shall not be liable to any Bank under this Section 3.03(a) with respect to consequential damages arising or incurred by such Bank in connection with the Borrower’s failure to fulfill timely the applicable conditions set forth in Article IV.

(b) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s ratable portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with the terms of Section 2.02 and the Administrative Agent may, in reliance upon such assumption make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, at an interest rate determined by the Administrative Agent in accordance with banking industry practices on interbank compensation. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Advance as part of such Borrowing for purposes of this Agreement.

(c) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

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SECTION 3.04. Fees and Certain Credit Rating Determinations. (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee at the respective rates per annum set forth below on the average daily amount of such Bank’s Available Commitment. The applicable rate for any period shall be determined on the basis of the publicly announced ratings (“Credit Ratings”) by Moody’s and S&P on the Guarantor’s senior unsecured Debentures during such period, the applicable rate to change when and as such Credit Ratings change.

Tier	Credit Ratings of Guarantor’s senior unsecured Debentures	Commitment Fee
1.	Credit Ratings are A or better by S&P or A2 or better by Moody’s	.09625%

2.	Tier 1 shall not apply, and Credit Ratings are A- or better by S&P or A3 or better by Moody’s	.11375%

3.	Neither Tier 1 nor Tier 2 shall apply, and Credit Ratings are BBB+ or better by S&P or Baa1 or better by Moody’s	.1575%

4.	Neither Tier 1, Tier 2 nor Tier 3 shall apply, and Credit Ratings are BBB or better by S&P or Baa2 or better by Moody’s	.21875%

5.	Credit Ratings are below BBB by S&P and Baa2 by Moody’s	.2625%

The commitment fee described in this Section 3.04(a) shall accrue from and including the date hereof to but excluding the Facility Termination Date or, in the case of any Bank, the earlier date of reduction to zero of such Bank’s Commitment hereunder, and shall be payable quarterly during the term of each Bank’s Commitment hereunder, in arrears, not later than the last day of each January, April, July and October, commencing on the Closing Date and, in the case of each Bank, on the date such Bank’s Commitment shall be reduced to zero.

(b) Credit Rating Determinations. For purposes of determining the applicable commitment fee with respect to any period and the Applicable Margin at any time:

(i) Any change in a Credit Rating shall be deemed to become effective on the date of public announcement thereof and shall remain in effect until the date of public announcement that such rating shall no longer be in effect;

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(ii) If, during any period, either Moody’s or S&P shall not have publicly announced a Credit Rating with respect to the Guarantor’s senior unsecured Debentures, the Credit Rating by such rating agency shall be deemed to be below Baa2 (Moody’s) and BBB (S&P), respectively;

(iii) If, during any period, neither Moody’s nor S&P shall have publicly announced a Credit Rating with respect to the Guarantor’s senior unsecured Debentures, the Credit Rating shall be deemed to be below Baa2 (Moody’s) and BBB (S&P), respectively, during such period; provided that the Guarantor may, at any time, substitute Fitch Ratings or another nationally recognized rating agency acceptable to the Majority Banks for Moody’s or S&P. Any Credit Rating assigned by a substitute credit agency, prior to the determination of the commitment fee for the period during which such Credit Rating shall be in effect or the determination of the Applicable Margin at any time, shall be converted to the nationally recognized equivalent thereof under the rating system employed by Moody’s or S&P, as applicable; and

(iv) If, during any period that both Moody’s and S&P have publicly announced a Credit Rating with respect to the Guarantor’s senior unsecured Debentures, such Credit Ratings fall within different Tiers under Section 3.04(a), Section 3.04(c) or Section 3.07 or (i) in the case of a ratings differential of one Tier, the higher rating will apply and (ii) in the case of a ratings differential of two Tiers or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the higher of the two intermediate ratings will apply.

(c) Utilization Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Bank a utilization fee during each period specified below at the respective rates per annum set forth below on the sum during the applicable period of the average daily amount of such Bank’s outstanding Advances. The applicable rate for any period shall be determined on the basis of the Credit Ratings on the Guarantor’s senior unsecured Debentures during such period, the applicable rate to change when and as such Credit Ratings change.

Tier	Credit Ratings of Guarantor’s Debentures	Utilization Fee
1.	Credit Ratings are A or better by S&P or A2 or better by Moody’s	.075%

2.	Tier 1 shall not apply and Credit Ratings are A- or better by S&P, or A3 or better by Moody’s	.075%

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Tier	Credit Ratings of Guarantor’s Debentures	Utilization Fee
3.	Neither Tier 1 nor Tier 2 shall apply, and Credit Ratings are BBB+ or better by S&P or Baa1 or better by Moody’s	.100%

4.	Neither Tier 1, Tier 2 nor Tier 3 shall apply, and Credit Ratings are BBB or better by S&P or Baa2 or better by Moody’s	.100%

5.	Credit Ratings are below BBB by S&P and Baa2 by Moody’s	.100%

The utilization fee described in this Section 3.04(c) shall accrue during any period that (and only so long as) the aggregate amount of outstanding Advances shall exceed an amount equal to 50% of the aggregate Commitments under this Agreement. The utilization fee shall be payable quarterly during the term of each Bank’s Commitment hereunder, in arrears, not later than the last day of each January, April, July and October, and, in the case of each Bank, on the date such Bank’s Commitment shall be reduced to zero.

SECTION 3.05. Reduction of the Commitments. The Borrower may, upon at least three (3) Business Days’ written notice to the Administrative Agent (received not later than 10:00 a.m. (London time)), terminate in whole or reduce ratably in part the respective Commitments of the Banks on a permanent basis; provided that (i) any such reduction shall not cause the Aggregate Commitments to be less than the Facility Usage at such time, and (ii) in the case of any partial reduction of the Commitments, such partial reduction shall be in an aggregate amount not less than the lesser of (A) 10,000,000 Euro (or an integral multiple of 5,000,000 Euro in excess thereof) (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Euro) and (B) the amount by which the Aggregate Commitments exceeds the Facility Usage at such time.

SECTION 3.06. Repayment. Each Advance shall mature, and the principal amount thereof shall be due and payable, on the Facility Termination Date.

SECTION 3.07. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full at a rate per annum equal at all times during the Interest Period for such Advance to the Eurocurrency Rate for such Interest Period plus the Applicable Margin (such rate to change when and as the Applicable Margin changes), payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date during such Interest Period which occurs three months after the first day of such Interest Period.

“Applicable Margin” means, at any time with respect to each Advance outstanding at such time, the applicable rate per annum set forth in the table below, determined

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in accordance with Section 3.04(b) on the basis of the Credit Ratings by Moody’s and S&P on the Guarantor’s senior unsecured Debentures at such time:

Tier	Credit Ratings of Guarantor’s senior unsecured Debentures	Applicable Margin

1.	Credit Ratings are A or better by S&P or A2 or better by Moody’s	.275%

2.	Tier 1 shall not apply, and Credit Ratings are A - or better by S&P or A3 or better by Moody’s	.325%

3.	Neither Tier 1 nor Tier 2 shall apply, and Credit Ratings are BBB+ or better by S&P or Baa1 or better by Moody’s	.45%

4.	Neither Tier 1, Tier 2 nor Tier 3 shall apply, and Credit Ratings are BBB or better by S&P or Baa2 or better by Moody’s	.625%

5.	Credit Ratings are below BBB by S&P and Baa2 by Moody’s	.75%

SECTION 3.08. Additional Interest on Advances. So long as each Bank shall be required under regulations of (a) the Board of Governors of the Federal Reserve System, (b) the Bank of England, (c) the European Central Bank, (d) any Governmental Authority of the jurisdiction of any Agreed Currency or (e) any Governmental Authority of any jurisdiction to which Advances in any Agreed Currency are made to which banks in any jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such Agreed Currency or by reference to which interest rates applicable to loans in such Agreed Currency, in each case, to maintain reserves with respect to liabilities or assets consisting of or including liabilities similar to the Advances, including, without limitation, Eurocurrency Liabilities, the Borrower shall pay to such Bank additional interest on the unpaid principal amount of each Advance of such Bank, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Advance to the remainder obtained by subtracting (i) the Eurocurrency Rate for such Interest Period from (ii) the rate obtained by dividing the applicable rate referred to in clause (i) above by that percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional

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interest shall be determined by such Bank and notified in writing to the Borrower through the Administrative Agent. Such determination shall be binding for all purposes in the absence of manifest error; provided that no challenge to such determination may be made by the Borrower after the sixtieth day following delivery of such notification to the Borrower.

SECTION 3.09. Interest on Overdue Principal. If any amount of principal is not paid when due (whether at stated maturity, by acceleration or otherwise), that amount of principal shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Eurocurrency Rate plus the Applicable Margin in effect from time to time.

SECTION 3.10. Interest Rate Determinations. The Administrative Agent shall give prompt notice to the Borrower and the Banks, of any applicable interest rate determined by the Administrative Agent for purposes of Section 3.07.

SECTION 3.11. Performance of Banks’ Obligations. Each Bank shall use commercially reasonable efforts to keep apprised of all events and circumstances (a) that would excuse or prohibit such Bank from performing its obligation to make Advances hereunder pursuant to Section 3.01(a) or (b) that would permit such Bank to demand increased costs pursuant to Section 3.13. Such Bank shall, as soon as practicable after becoming aware of any such event or circumstance, use commercially reasonable efforts, to the extent permitted by law, to perform its obligations to make Advances through another office or lending office, and with respect to increased costs, to reduce such increased costs (if the use of such other office or lending office or such reduction would not adversely affect the performance of such obligations or repayment of the Advances or result in any increased cost, loss, liability or other disadvantage to such Bank in such Bank’s reasonable judgment), in either case if by taking the action contemplated by the foregoing, such event or circumstance would cease to exist.

SECTION 3.12. Optional Prepayments. (a) The Borrower may, upon notice to the Administrative Agent, given not later than 9:00 a.m. (London time) at least three Business Days before the proposed date of prepayment by telephone (to be confirmed immediately in writing), telecopier or telex, stating in such notice the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall prepay the outstanding principal amount of the Advances made as part of the same Borrowing in whole or in part (and if in part, in an aggregate amount not less than 10,000,000 Euro (and in integral multiples of 5,000,000 Euro in excess thereof) (or the Approximate Equivalent Amounts if such Advances are denominated in Agreed Currencies other than Euro)), by paying the principal amount to be prepaid together with accrued interest thereon and other amounts then due and owing, if any, hereunder to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Advances of the several Banks included in such Borrowing. If the Borrower prepays any Borrowing on any day other than the last day of an Interest Period therefor, the Borrower shall reimburse each Bank for the losses, costs and expenses contemplated in Section 9.04(b).

(b) Upon receipt of a notice of prepayment pursuant to this Section 3.12, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share, if any, of such prepayment.

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SECTION 3.13. Increased Costs. Subject to Section 3.11, if:

(a) due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve, special deposit or similar requirements included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing or committing to make or making, funding or maintaining any Advances hereunder, or

(b) either (i) the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline adopted after the date hereof and arising out of the July 1988 report of the Basel Committee on Banking Regulation and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards” or (ii) compliance by any Bank with any law or regulation, or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank determines that the amount of such capital is increased by or based upon the existence of such Bank’s commitment to lend hereunder and other commitments of this type, or upon the making or funding of its Advances hereunder, then the Borrower shall from time to time, upon 15 days’ written demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to (i) in the case of any of the events described in clause (a) above, reimburse such Bank for such increased cost, such increased cost to be determined by such Bank using its customary methods therefor (and, if such Bank uses from time to time more than one such method, the method chosen for application hereunder shall be that method which most accurately determines such increased cost), and (ii) in the case of any of the events described in clause (b) above, compensate such Bank in light of such circumstances, to the extent such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank’s commitment to lend or maintain Advances hereunder. A certificate as to any such amount (demonstrating, in reasonable detail, the calculations used by such Bank to determine such amount), submitted to the Borrower and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes in the absence of manifest error; provided that no challenge to such determination may be made by the Borrower after the sixtieth day following delivery of such notification to the Borrower.

SECTION 3.14. Payments and Computations. (a) The Borrower shall make each payment hereunder or under any Notes not later than 12:00 noon (London time) on the day when due and, with respect to principal or interest on Advances, in the currency in which such Advance was made to the Borrower, to the Administrative Agent in such funds as may then be customary for settlement of international transactions in such currency and without set-off, counterclaim or other deduction. All other payments made hereunder shall be payable in immediately available funds in Euro. All payments hereunder shall be made to the Administrative Agent at the Administrative Agent’s address specified in Section 9.02, or at any other Lending Office of the Administrative Agent specified in writing by the Administrative

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Agent to the Borrower, and shall be applied ratably by the Administrative Agent among the Banks. The Administrative Agent is hereby authorized to charge the Borrower’s account with the Administrative Agent, after notice to the Borrower of the amount to be charged, for each payment of principal, interest and fees as such payment becomes due. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to such payment ratably (in accordance with all like obligations then due and payable to which such payment relates) to the Banks for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Bank, to such Bank for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b) Notwithstanding the foregoing provisions of this Section 3.14, if, after the making of any Advance in any currency other than Euro, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Banks in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Euro in an amount equal to the Euro Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

(c) All calculations of interest and commitment fees shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes in the absence of manifest error. No challenge to any determination by the Administrative Agent pursuant to this subsection may be made by the Borrower after the sixtieth day following delivery to the Borrower of written notification of such determination.

(d) Whenever any payment hereunder or under any Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be. If such extension would cause such payment with respect to an Advance to be made in the next following calendar month, such payment shall be made on the immediately preceding applicable Business Day and the period of time during which such payment would have been outstanding but for compliance with this provision shall not be included in the computation of payment of interest with respect thereto.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative

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Agent, at an interest rate determined by the Administrative Agent in accordance with banking industry practices on interbank compensation.

SECTION 3.15. Taxes. (a) Any and all payments by the Borrower hereunder or under any Notes shall be made, in accordance with Section 3.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Bank and the Administrative Agent, taxes imposed on net income, and franchise taxes (imposed in lieu of net income taxes) imposed on it as a result of a present or former connection between such Bank or the Administrative Agent (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, and (ii) withholding or similar taxes to the extent such taxes would be imposed on sums payable to such Bank at the time such Bank becomes a party to this Agreement (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities, less the exclusions described in clauses (i) through (ii) above, being hereinafter referred to as “Taxes”); provided, that if the Borrower shall be required to deduct any Taxes or Other Taxes (as defined below) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and provided, further, however, that the Borrower shall not be required to increase any such sums payable to any Bank with respect to any Taxes that are attributable to such Bank’s failure to comply with the requirements of clause (d) of this Section.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise (i) from any payment made hereunder or under the Notes to any Lending Office listed on Schedule 1.01 or to any lending or other office established pursuant to Section 3.11 or otherwise in accordance with this Agreement with respect to Advances made or to be made under this Agreement or (ii) from the execution or delivery of this Agreement or the Notes or any amendment hereto or thereto (hereinafter referred to as “Other Taxes”).

(c) The Borrower will indemnify each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.15) incurred by such Bank or the Administrative Agent (as the case may be) or any liability incurred by such Bank or the Administrative Agent (as the case may be) (including penalties and interest unless caused by the gross negligence or willful misconduct of such Bank or the Administrative Agent, as the case may be) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor, which demand shall demonstrate, in reasonable detail, the circumstances concerning the imposition of, and the calculations used to determine, such Taxes or Other Taxes.

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(d) Any Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that such Bank has received written notice from the Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation. In furtherance of the foregoing, each Bank which is party to this Agreement on the Closing Date agrees to provide to the Borrower (with a copy to the Administrative Agent), unless otherwise not permitted by law, on or before the Closing Date, all documentation required pursuant to this clause (d) to permit all payments made by the Borrower pursuant to this Agreement to be made without withholding.

SECTION 3.16. Noteless Agreement; Evidence of Indebtedness. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Advance made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time hereunder.

(b) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Agreed Currency in which such Advance is denominated and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Advances therein recorded; provided, however, that the failure of the Administrative Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Borrowings in accordance with their terms.

(d) Any Bank may request that its Advances be evidenced by a promissory note (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Bank a Note or separate Notes evidencing such Advances, at such Bank’s request, payable to the order of such Bank in a form or forms supplied by the Administrative Agent. Thereafter, the Advances evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 9.06) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.06, except to the extent that any such Bank or assignee subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in paragraphs (a) and (b) above.

SECTION 3.17. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Advance made by it in excess of its ratable share of all payments obtained by Banks on account of the Advances comprising the Borrowing to which such Advance relates,

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such Bank shall forthwith purchase from the other Banks which shall then have Advances outstanding comprising a part of such Borrowing participations in the Advances comprising a part of such Borrowing as shall be necessary to cause such purchasing Bank to share the excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) ratably with respect to such Borrowing with each of such other Banks. If all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each selling Bank shall be rescinded and such selling Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such selling Bank’s ratable share (according to the proportion of (i) the amount of such selling Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 3.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any right it may have of set-off, bankers’ lien, counterclaim or similar right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower not evidenced by this Agreement or the Notes. If under any applicable bankruptcy, insolvency or other similar law, any Bank obtains a secured claim in lieu of a set-off or other payment to which this Section 3.17 would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 3.17 to share in the benefits of any recovery on such secured claim.

SECTION 3.18. Termination and Prepayment with Respect to Any Bank. (a) In addition to the right of the Borrower to terminate in whole or reduce ratably the unused portion of the Commitments as described in Section 3.05 and the right of the Borrower to ratably prepay Advances as described in Section 3.12, the Borrower shall have the right to terminate the unused portion of the Commitment of any Bank and to prepay all outstanding Advances made by such Bank in the manner described in this Section 3.18 if the Borrower shall have received notice (a “Special Notice”) that such Bank (i) cannot extend an Advance in any Agreed Currency and shall exercise its rights pursuant to Section 3.01(a), (ii) claims reimbursement for increased costs or reduced returns pursuant to Section 3.13 or (iii) claims reimbursement for Taxes or Other Taxes pursuant to Section 3.15.

(b) Upon receipt by the Borrower of a Special Notice from any Bank, the Borrower may elect to terminate the unused portion of the Commitment of such Bank by giving notice thereof (a “Termination Notice”) to such Bank and to the Administrative Agent on or before the thirtieth day following the date of such Special Notice, specifying therein (i) the name of such Bank (“Terminated Bank”), (ii) the proposed effective date of termination (“Bank Termination Date”) of the unused portion of such Terminated Bank’s Commitment, which date shall not in any event be less than five Business Days following the date of such Termination Notice, (iii) one or more commercial banks (each, a “Successor Bank”), each such Successor Bank having a combined capital, surplus (or its equivalent) and undivided profits in an amount not less than U.S. $500,000,000 (or its equivalent in another currency), which Successor Bank or

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Successor Banks shall have agreed, in the aggregate, to succeed to the entire Commitment of such Terminated Bank on the Bank Termination Date.

(c) Unless the Borrower shall have elected, as evidenced by its Termination Notice, to prepay all the Advances made by a Terminated Bank outstanding as of the Bank Termination Date, any Advance (each a “TB Advance”) made by such Terminated Bank having an Interest Period ending after the Bank Termination Date shall remain outstanding until the last day of such Interest Period (unless required to be paid earlier in accordance with the terms of this Agreement). On the last day of the then current Interest Period in respect of each TB Advance, the Successor Bank shall extend an Advance to the Borrower in a principal amount corresponding to such TB Advance, and having an Interest Period of the type specified in the Notice of Interest Period Election that would otherwise have applied to such TB Advance, and the proceeds of such Advance from the Successor Bank shall be used by the Borrower to repay such TB Advance to the Terminated Bank. The Successor Bank or Successor Banks specified by the Borrower in a Termination Notice shall have agreed, prior to the Bank Termination Date, to succeed, in the aggregate, to the entire Commitment of such Terminated Bank on the Bank Termination Date which succession shall, with respect to the unused portion of such Terminated Bank’s Commitment as of such Bank Termination Date, become effective as of the Bank Termination Date and, with respect to the remaining portion of such Terminated Bank’s Commitment, become effective as and when such Terminated Bank’s Advances are repaid.

(d) If the Borrower shall have elected, as evidenced by its Termination Notice, to prepay all the Advances made by a Terminated Bank outstanding as of the Bank Termination Date, the Successor Bank or Successor Banks shall in the aggregate extend to the Borrower, on the Bank Termination Date, Advances (with interest at a rate to be agreed upon by the Borrower and each Successor Bank) corresponding in respective amounts to each Advance being prepaid as of such date, each of which Advances shall have an Interest Period beginning on the Bank Termination Date and ending on the last day of the Interest Period of the Advance being prepaid to which it corresponds.

(e) Each such termination pursuant to this Section 3.18 shall be effective on the Bank Termination Date proposed by the Borrower in the related Termination Notice if (i) no Event of Default shall have occurred prior to such date and be continuing on such date, (ii) in the event the Borrower shall have elected to prepay all Advances made by such Terminated Bank outstanding as of such date, (A) the Borrower shall have prepaid the outstanding aggregate amount of all Advances made by the Terminated Bank, together with accrued interest and accrued fees to such date on the amount prepaid and all other amounts payable to such Bank as of such date and (B) the Successor Bank or Successor Banks shall have extended to the Borrower Advances equal in aggregate amount to the Advances of the Terminated Bank being prepaid as required pursuant to Section 3.18(d), and (iii) the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Successor Bank or Successor Banks shall have agreed in the aggregate to succeed to the entire Commitment of the Terminated Bank in accordance with this Section 3.18.

(f) Subject to subsection (e) above, on the Bank Termination Date, (i) each Successor Bank shall become a party to this Agreement as if such Successor Bank shall have been named on the signature pages hereof, and such Successor Bank shall have all the rights and

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obligations of a “Bank” hereunder and (ii) the Terminated Bank shall have no further Commitment under this Agreement (other than with respect to Advances, if any, made by such Bank which remain outstanding after such date) and shall no longer be a “Bank” under this Agreement for any purpose (other than with respect to Advances made by such Bank which remain outstanding after such date) except insofar as it shall be entitled to any payment or indemnification, or be obligated to make any indemnification, on account of any event which shall have occurred, or any right or liability which shall have arisen, on or prior to the date of repayment of such outstanding Advances. The termination of any Bank’s Commitment and the prepayment of such Bank’s Advances pursuant to this Section 3.18 shall not relieve or satisfy the obligations of the Borrower to make any such prepayments free and clear of all Taxes, to reimburse such Bank for all Other Taxes and for all increased costs pursuant to Section 3.13, or to comply with all other terms and conditions of this Agreement (including, without limitation, Section 9.04).

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01. Conditions Precedent. The obligation of each Bank to make its initial Advance hereunder is subject to the condition precedent that the Administrative Agent shall have received all of the following, each of which shall be dated the Closing Date and shall be in sufficient copies for each Bank:

(a) The Guaranty of the Guarantor, duly executed by the Guarantor in favor of the Administrative Agent and the Banks.

(b) Certified copies of the resolutions of the Board of Directors of each of the Guarantor and the Borrower approving the Loan Documents to which either such Person will be party, and of all documents evidencing other necessary corporate action with respect to such Loan Documents.

(c) A certificate of the Secretary or an Assistant Secretary of the Guarantor certifying the names and true signatures of the officers of the Guarantor authorized to sign the Loan Documents to which such Person will be party and the other documents or certificates to be delivered pursuant to this Agreement. The Borrower shall deliver a copy of an English translation of an excerpt of the Commercial Register for the Canton of Zurich-Main Register.

(d) A certificate, signed by the chief financial officer of the Borrower, stating that as of the date thereof all conditions to the Closing Date have been satisfied and that no Event of Default or event which, with notice or the lapse of time or both, would constitute an Event of Default has occurred and is continuing.

(e) A favorable opinion of (i) the General Counsel of the Guarantor, (ii) Sidley Austin Brown & Wood LLP, special counsel to the Guarantor, or other counsel to the Guarantor (who also may be an employee of the Guarantor) acceptable to the Administrative Agent, in its reasonable judgment, and (iii) Swiss counsel to the Borrower, each opinion to be in form and substance satisfactory to the Administrative Agent, and additional opinions (which, to the extent such opinions do not pertain to the legality, validity or enforceability of the

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Borrower’s performance under this Agreement, need not be favorable) as to such other matters concerning the Borrower’s legal affairs or the Guarantor’s legal affairs, in each case, as any Bank through the Administrative Agent may reasonably request.

SECTION 4.02. Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance on the occasion of each Borrowing (including the First Borrowing) shall be subject to the additional conditions precedent that on the date of such Borrowing (a) immediately before and after giving effect to such Borrowing and to the application of proceeds therefrom, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing, shall be deemed to constitute a representation and warranty by the Borrower that on the date of such Borrowing, immediately before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

(i) The representations and warranties contained in Section 5.01 are correct on and as of the date of such Borrowing as though made on and as of such date,

(ii) No event has occurred and is continuing, or would result from such Borrowing (or from the application of the proceeds therefrom), which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

(iii) The Facility Usage at such time does not exceed the Aggregate Commitments at such time.

and (b) the Administrative Agent shall have received (x) additional opinions (which, to the extent such opinions do not pertain to the legality, validity or enforceability of the Borrower’s performance under this Agreement, need not be favorable) of counsel to the Borrower or the Guarantor and copies of documents and approvals the existence of which would form a necessary basis for any statement made in any certificate or opinion required to be delivered hereunder by the Borrower and (y) such other available information, in all cases concerning the business and financial condition of the Borrower or the Guarantor, as any Bank through the Administrative Agent may reasonably request.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Corporate Existence and Standing. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and, where such concept applies, in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Borrower.

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(b) Authorization; No Violation. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

(c) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or any Notes.

(d) Validity. This Agreement is, and any Notes when delivered will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Litigation. There is no pending or, to the best of the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Borrower or which purports to affect the legality, validity or enforceability of this Agreement or any Note.

(f) Investment Company Act. The Borrower is not (i) an “investment company,” (ii) a company “controlled” by an “investment company” which is registered under the Investment Company Act of 1940, as amended, or (iii) to the best knowledge of the Borrower, a company “controlled” by any other “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g) Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged in the business of purchasing or carrying Margin Stock. The value of the Margin Stock owned directly or indirectly by the Borrower or any Subsidiary which is subject to any arrangement (as such term is used in Section 221.2(g) of Regulation U issued by the Board of Governors of the Federal Reserve System) hereunder is less than an amount equal to 25% of the value of all assets of the Borrower and/or such Subsidiary subject to such arrangement.

(h) Environmental Matters. The operations of the Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws, the noncompliance with which would materially adversely affect the business of the Borrower or the ability of the Borrower to obtain credit on commercially reasonable terms.

SECTION 5.02. Representations and Warranties of the Banks. Each of the Banks represents and warrants as to itself as follows:

Qualifying Bank. Each Bank is a Qualifying Bank. No Bank shall assign or transfer any part of its Commitment to any entity that is not a Qualifying Bank, except as permitted in Section 9.06(b).

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ARTICLE VI

COVENANTS

SECTION 6.01. Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or any Bank shall have any Commitment, the Borrower will:

(a) Payment of Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profit or property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and with respect to which the Borrower shall have established appropriate reserves in accordance with generally accepted accounting principles.

(b) Maintenance of Insurance. Maintain, and cause each Material Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by (or, as applicable, self-insure in a manner and to an extent not inconsistent with conventions observed by) companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

(c) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises, except as otherwise permitted by Section 6.02.

(d) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws), noncompliance with which would materially adversely affect the business of the Borrower or the ability of the Borrower to obtain credit on commercially reasonable terms.

(e) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

(f) Inspection. Permit, and cause each of its Subsidiaries to permit, the Administrative Agent, and its representatives and agents (which may be a Bank), to inspect any of the properties, corporate books and financial records of the Borrower and its Subsidiaries, to examine and make copies of the books of account and other financial records of the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times during normal business hours and intervals as the Administrative Agent may reasonably designate.

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(g) Reporting Requirements. Furnish to the Administrative Agent in sufficient copies for distribution to each Bank:

(i) As soon as available and in any event within the earlier of (A) five (5) days after the time period specified by the SEC under the Exchange Act for quarterly reporting or (B) 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, a Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries, including, without limitation, the Borrower, as of the end of such quarter and a Consolidated statement of income and changes in financial position (or Consolidated statement of cash flow, as the case may be) of the Guarantor and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Guarantor; provided, however, that at any time the Guarantor shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the quarterly balance sheets and statements on Form 10-Q of the Guarantor and its Consolidated Subsidiaries for such quarterly period as filed with the SEC shall be deemed to satisfy the requirements of this clause (i);

(ii) As soon as available and in any event within the earlier of (A) five (5) days after the time period specified by the SEC under the Exchange Act for annual reporting or (B) 100 days after the end of each fiscal year of the Borrower, a Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries, including, without limitation, the Borrower, as of the end of such year and a Consolidated statement of income and stockholder’s equity and changes in financial position of the Guarantor and its Consolidated Subsidiaries, including, without limitation, the Borrower, for such fiscal year and accompanied by (A) a report of PriceWaterhouse Coopers LLP, independent public accountants of the Guarantor, or other independent public accountants of nationally recognized standing, on the results of their examination of the Consolidated annual financial statements of the Guarantor and its Consolidated Subsidiaries, which report shall be unqualified or shall be otherwise reasonably acceptable to the Majority Banks; provided that such report may set forth qualifications to the extent such qualifications pertain solely to changes in generally accepted accounting principles from such principles applied during earlier accounting periods, the implementation of which changes (with the concurrence of such accountants) is reflected in the financial statements accompanying such report, and (B) a certificate of such accountants substantially in the form of Exhibit 6.01(g)(ii); and provided further, that at any time the Guarantor shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the annual balance sheets and statements on Form 10-K of the Guarantor and its Consolidated Subsidiaries for such annual period as filed with the SEC shall be deemed to satisfy the requirements of this clause (ii);

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(iii) Together with the financial statements required pursuant to clauses (i) and (ii) above, a certificate signed by the chief financial officer of the Borrower and the Guarantor (A) stating that no Event of Default or event which, with notice or the lapse of time or both, would constitute an Event of Default exists or, if any does exist, stating the nature and status thereof and describing the action the Borrower proposes to take with respect thereto and (B) demonstrating, in reasonable detail, the calculations used by such officer to determine compliance with the financial covenants contained in Sections 12(h) and 12(j) of the Guaranty; and

(iv) As soon as possible, and in any event within five Business Days after the Borrower shall become aware of the occurrence of each Event of Default or each event which, with notice or lapse of time or both, would constitute an Event of Default, which Event of Default or event is continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower proposes to take with respect thereto.

(h) Use of Proceeds. Use the proceeds of Borrowings made under this Agreement for general corporate purposes not in violation of any applicable law or regulation (including, without limitation, Regulation U and X of the Board of Governors of the Federal Reserve System (the “Margin Regulations”)). With respect to any Borrowing the proceeds of which shall be used to purchase or carry Margin Stock, the Borrower shall include in the Notice of Borrowing for such Borrowing such information as shall enable the Banks and the Borrower to comply with the Margin Regulations.

SECTION 6.02. Negative Covenants of the Borrower. So long as any Advance shall remain unpaid or any Bank shall have any Commitment, the Borrower will not:

Merger, Etc. Merge or consolidate with or into, or Transfer Assets to, or permit any Subsidiary to merge or consolidate with or into, or Transfer Assets to, any Person, except that the Borrower or any Subsidiary may (A) merge or consolidate with any Person so long as (x) immediately after giving effect to such transaction, no event shall have occurred and be continuing which constitutes an Event of Default or which with the giving of notice or lapse of time or both would constitute an Event of Default and (y) in the case of any merger or consolidation to which the Borrower shall be a party, the survivor of such merger or consolidation shall be the Borrower.

For purposes of this Section 6.02: “Transfer Assets” means, when referring to the Borrower, the conveyance, transfer, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of the Borrower or of the Borrower and its Subsidiaries considered as a whole and means, when referring to a Subsidiary, the conveyance, transfer, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of such Subsidiary.

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ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) The Borrower shall fail to (i) pay any installment of interest on any Advance or any commitment fee payable under Section 3.04(a) or any utilization fee payable under Section 3.04(c), in each case when due and such default continues for five days, or (ii) pay any amount of principal of any Advance when due; or

(b) Any representation or warranty made or deemed made by the Borrower (or any of its officers) or the Guarantor (or any of its officers) in connection with any of the Loan Documents or any Advance shall prove to have been incorrect in any material respect when made or deemed made; or

(c) The Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 12(h) or 12(j) of the Guaranty on its part to be performed or observed and such failure shall remain unremedied on the earlier to occur of (i) or (ii): (i) the date 30 days after the Borrower or the Guarantor shall have become aware of such failure or (ii) the date that financial statements of the Guarantor shall be available from which it may be ascertained that such failure to perform or observe such term, covenant or agreement shall have occurred. For purposes of clause (ii) above, the date that any financial statements shall be deemed available shall be the date on which the Guarantor shall file (or, if earlier, the date the Borrower shall have been required to file) such financial statements with the Securities and Exchange Commission as part of any report required to be filed pursuant to the Securities Exchange Act of 1934, as amended; or

(d) The Borrower shall (i) fail to perform or observe, or shall breach, any other term, covenant or agreement contained in any of the Loan Documents on its part to be performed or observed (other than those failures or breaches referred to in subsections (a), (b), (c), (d)(ii) or (d)(iii) of this Section 7.01) and any such failure or breach shall remain unremedied for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank; (ii) fail to perform or observe Section 6.02; or (iii) fail to perform or observe Section 6.01(g)(iv) and such failure shall remain unremedied for 15 days after the occurrence thereof; or

(e) The Guarantor or any Material Subsidiary shall fail to pay any amount of principal of, interest on or premium with respect to, any Debt (other than that evidenced by this Agreement) of the Guarantor or such Subsidiary when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) which Debt is outstanding under one or more instruments or agreements in an aggregate principal amount not less than the Material Default Amount and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist after the applicable grace period specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such

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Debt shall be declared to be due and payable, or required to be prepaid (other than by a scheduled prepayment), prior to the stated maturity thereof; or

(f) The Guarantor or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor or such Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Guarantor or any such Material Subsidiary shall take corporate action to authorize any of the actions set forth above in this subsection (f); provided that, in the case of any such proceeding filed or commenced against the Borrower or any Material Subsidiary, such event shall not constitute an “Event of Default” hereunder unless either (i) the same shall have remained undismissed or unstayed for a period of 60 days, (ii) an order for relief shall have been entered against the Guarantor or such Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect or (iii) the Guarantor or such Material Subsidiary shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or

(g) Any judgment or order for the payment of money shall be rendered against the Guarantor or any Material Subsidiary and (i) either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 10 consecutive days, in the case of a judgment or order rendered or entered by a court located in the United States, its territories and Puerto Rico, or 30 consecutive days, in the case of any other court, during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, and (ii) the amount of such judgment or order, when aggregated with the amount of all other such judgments and orders described in this subsection (g), shall exceed the Material Default Amount; or

(h) Either (i) the Pension Benefit Guaranty Corporation shall terminate any single-employer plan (as defined in Section 4001(b)(2) of ERISA) that provides benefits for employees of the Guarantor or any Material Subsidiary and such plan shall have an Unfunded Liability in an amount in excess of the Material Default Amount at such time or (ii) withdrawal liability shall be assessed against the Guarantor or any Material Subsidiary in connection with any multiemployer plan (whether under Section 4203 or Section 4205 of ERISA) and such withdrawal liability shall be an amount in excess of the Material Default Amount; or

(i) The Guaranty shall cease to be in full force and effect in accordance with the terms thereof or shall cease to give the Administrative Agent the rights, powers and privileges purported to be created thereby; or the Guarantor shall assert the invalidity of the Guaranty or shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of the Guaranty; or

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(j) A Change of Control shall occur;

then, in any such event but subject to the next sentence, the Administrative Agent shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, (i) declare the obligation of each Bank to make Advances hereunder to be terminated, whereupon the same shall forthwith terminate and (ii) declare the entire unpaid principal amount of the Advances, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In the event of the occurrence of an Event of Default under Section 7.01(f), (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks and such instructions shall be binding upon all Banks and all holders of Notes. The Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law.

SECTION 8.02. Duties and Obligations. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, (i) the Administrative Agent may treat the payee of any Note as the holder thereof unless and until the Administrative Agent receives written notice of the assignment thereof signed by such payee and the Administrative Agent receives the written agreement of the assignee that such assignee is bound hereby as it would have been if it had been an original Bank party hereto, in each case in form satisfactory to the Administrative Agent, (ii) the Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (iii) the Administrative Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made

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hereunder. Further, the Administrative Agent (A) makes no warranty or representation to any Bank and shall not be responsible to any Bank for the accuracy or completeness of any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, (B) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower, and (C) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto.

SECTION 8.03. Administrative Agent and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, the Administrative Agent, in its separate capacity as a Bank, shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include the Administrative Agent in its separate capacity as a Bank. The Administrative Agent, in its separate capacity as a Bank, and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Subsidiary and any Person which may do business with or own securities of the Borrower or any Subsidiary, all as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.

SECTION 8.04. Bank Credit Decision. Each Bank agrees that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower. Accordingly, each Bank confirms to the Administrative Agent that such Bank has not relied, and will not hereafter rely, on the Administrative Agent, or any other Bank, (i) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Bank by the Administrative Agent), (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or (iii) in entering into this Agreement or in making its own credit decisions with respect to the taking or not taking of any action under this Agreement.

SECTION 8.05. Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) ratably according to the respective principal amounts of the Commitments then held by each of them (or if the Commitments have at the time been terminated, ratably according to the respective Euro Amounts of their Advances then outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limiting the generality of the

34

foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, the administration, modification or amendment of this Agreement or preservation of any rights of the Administrative Agent or the Banks under, or the enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

SECTION 8.06. Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.

SECTION 8.07. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal of the Administrative Agent, the Majority Banks shall have the right to appoint a successor Administrative Agent to assume the position as Administrative Agent of the retiring Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be either a Bank hereunder or a commercial bank organized or licensed under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $500,000,000 (or its equivalent in another currency). The Borrower shall have the right to approve any successor Administrative Agent, which approval shall not be unreasonably withheld (in all such cases the Borrower shall be entitled to take into account its past and then existing commercial banking relationships, among other things); provided that, if an Event of Default shall have occurred, such right of the Borrower to approve the successor Administrative Agent shall be suspended during the continuance of such Event of Default. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 8.08. Syndication Agents and Mandated Lead Arrangers. None of the Banks identified on the cover page or signature pages of this Agreement as a “Syndication Agent” or a “Mandated Lead Arranger” shall have any right, power, obligation, liability,

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responsibility or duty under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks identified as Syndication Agents or as Mandated Lead Arrangers in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. Subject to the next four sentences, no amendment or waiver of any provision of this Agreement or the Guaranty nor consent to any departure by the Borrower or the Guarantor, as applicable, therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment or waiver of Section 12(j) of the Guaranty, nor consent to any departure by the Borrower and the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Banks having at least 66 2/3% of the then aggregate amount of the Commitments or, if the Commitments have been terminated, holding at least 66 2/3% of the aggregate principal amount of the Advances then outstanding, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Article IV, (b) change the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest (by modification of the definition of “Applicable Margin” or otherwise) on, the Notes or any commitment fees or other amount payable hereunder, (d) change any date fixed for any payment in respect of principal of, or interest on, the Advances, or any facility fees or other amount payable hereunder, (e) change the percentage of the Commitments, or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, or amend the definition herein of “Majority Banks,” (f) release any of the obligations of the Guarantor under the Guaranty (except in accordance with the terms thereof) or (g) amend this Section 9.01. No amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required hereinabove to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by telecopier) and mailed or sent or delivered, if to the Borrower, at the address set forth for the Borrower on the signature pages hereof; if from the Borrower to the Administrative Agent or any Bank, to the Administrative Agent at the address set forth for the Administrative Agent on the signature pages hereof; if from the Administrative Agent to any Bank, at the address of such Bank’s Lending Office; or, in any case, at such other address as shall be designated by such party in a written notice to the other parties hereto (except in the case of the Borrower, as to which a change of address may be made by notice to the Administrative Agent on behalf of the Banks and except in the case of any Bank, as to which a change of address may be made by notice to the Administrative Agent). Subject to the next sentence, all such notices and communications shall be effective, in the case of written notice, when deposited in the mails, air mail, postage prepaid,

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and, in the case of notice by telecopy, when sent addressed as set forth above. All notices and communications pursuant to Articles II, VII, and VIII shall not be effective until they are received by the addressee. The Administrative Agent agrees to deliver promptly to each Bank copies of each report, document, certificate, notice and request, or summaries thereof, which the Borrower is required to, and does in fact, deliver to the Administrative Agent in accordance with the terms of this Agreement, including, without limitation, copies of the reports to be delivered by the Borrower pursuant to Section 6.01(g). The Administrative Agent shall notify each of the Banks when all of the documents required to be delivered to the Administrative Agent pursuant to Section 4.01 shall have been received by the Administrative Agent.

SECTION 9.03. No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver hereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses; Indemnification. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Mandated Lead Arrangers in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of one firm of attorneys retained as counsel for the Administrative Agent and the Mandated Lead Arrangers with respect to advising the Administrative Agent and the Mandated Lead Arrangers as to their rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all direct out-of-pocket losses, and reasonable out-of-pocket costs and expenses, if any (including reasonable fees and expenses of outside counsel and reasonable allocated costs and expenses of in-house counsel), of any Bank in connection with the enforcement (whether by legal proceedings, negotiation or otherwise) of the Loan Documents.

(b) If, due to payments made by the Borrower due to acceleration of the maturity of the Advances pursuant to Section 7.01 or due to any other reason, any Bank receives payments of principal of any Advance other than on the last day of the Interest Period for such Advance, the Borrower shall, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional direct out-of-pocket losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

(c) Subject to the next sentence, the Borrower agrees to indemnify and hold harmless the Administrative Agent and each Bank and each of their respective directors, officers and employees from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of outside counsel and reasonable allocated costs and expenses of in-house counsel) which may be incurred by or asserted against the Administrative Agent or such Bank or any such director, officer or employee in connection with or arising out of any investigation, litigation, or proceeding (i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are

37

applied or proposed to be applied, directly or indirectly, by the Borrower, whether or not the Administrative Agent or such Bank or any such director, officer or employee is a party to such transactions or (ii) related to the Borrower’s entering into this Agreement, or to any actions or omissions of the Borrower, any of its Subsidiaries or affiliates or any of its or their respective officers, directors or employees in connection therewith. The Borrower shall pay any civil penalty or fine assessed by OFAC against any Bank or the Administrative Agent and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, as a result of the funding of Advances or the acceptance of payments due under the Loan Documents. The Borrower shall not be required to indemnify any such indemnified Person from or against any portion of such claims, damages, liabilities or expenses (a) arising out of the gross negligence or willful misconduct of such indemnified Person or (b) that result from the violation by the Administrative Agent or Bank of any law or judicial order.

SECTION 9.05. Right of Set-Off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 7.01, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and any Notes and of whether or not such obligations may be matured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

SECTION 9.06. Binding Effect. (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks.

(b) Any Bank may assign, participate or otherwise transfer all or any part of, or interest in, such Bank’s rights and obligations hereunder and under the Notes issued to it hereunder to one or more banks or other entities which are Qualifying Banks; provided that (i) in the case of any transfer to a Person that is not a Bank, an Affiliate of a Bank or an Approved Fund, unless (except during the continuance of an Event of Default) the Borrower (whose consent shall not be unreasonably withheld or delayed) and the Administrative Agent (whose consent shall not be unreasonably withheld or delayed) shall have expressly agreed in writing, no Bank shall, by reason of any such transfer, be relieved of any of its obligations or responsibilities to the Borrower hereunder, including without limitation the obligation to make Advances in accordance with the provisions of Article II or under any Note issued to it hereunder, and (ii) in

38

the case of any assignment, the amount of the Commitment being assigned pursuant to such assignment shall in no event be less than 5,000,000 Euro (or a lesser amount approved by the Administrative Agent or if less, the entire amount of such Bank’s Commitment); provided, further, that during the continuance of any Event of Default hereunder, the consent of the Borrower to any such assignment shall not be required. A Bank may only assign, participate or otherwise transfer all or any part of, or interest in, such Bank’s rights and obligations hereunder and under the Notes to an entity which is not a Qualifying Bank with the consent of the Borrower and the Administrative Agent. To the extent of any such assignment (but not in the event of any such participation or other transfer) such assignee shall have the same rights and benefits against the Borrower as it would have had if it were a Bank hereunder. However, (i) unless and until the conditions for the Administrative Agent’s treating such assignee as holder pursuant to clause (c) below shall have been satisfied, such assignee shall not be entitled to exercise the rights of a Bank under this Agreement and the Administrative Agent shall not be obligated to make payment of any amount to which such assignee may become entitled hereunder other than to the Bank which assigned its rights to such assignee and (ii) such assignee shall not be included for purposes of determining the number of Banks whose consent shall be required to take any action or refrain from taking any action hereunder or be entitled to exercise any voting rights hereunder unless (A) such assignee shall have acquired the respective assignor’s entire interest under this Agreement and in the Notes made to such assignor or (B) if such assignee shall have acquired less than the respective assignor’s entire interest herein and under such Notes, the Borrower shall have expressly agreed to such inclusion of such assignee and such exercise by such assignee. Nothing contained herein shall impair the ability of any Bank, in its discretion, to agree, solely as between itself and its assignees, participants and other transferees, upon the manner in which such Bank shall exercise its rights under this Agreement and the Notes made to such Bank.

(c) In order to effect any assignment permitted hereunder by a Bank of all or any portion of its Commitment hereunder, the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an agreement substantially in the form of Exhibit 9.06 hereto (an “Assignment and Acceptance”), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

(d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such

39

assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 11(f) of the Guaranty (and any later statements delivered pursuant to Section 6.01(g)(ii)) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

(e) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(f) Notwithstanding anything contained herein to the contrary, each Bank may pledge its right, title and interest under this Agreement and any Note made to it to the Board of Governors of the Federal Reserve System, or any other Governmental Authority, as security for financial accommodations or privileges being provided or extended to such Bank by such Governmental Authority.

SECTION 9.07. Confidentiality. The Administrative Agent and each Bank agree to hold any confidential information which it may receive from the Borrower pursuant to this Agreement (including, without limitation, any such information obtained or gathered in connection with any inspection of the type contemplated in Section 6.01(f)) in confidence, except for disclosure (i) to its Affiliates, legal counsel, accountants, and other professional advisors, and then solely on a need-to-know basis, (ii) in response to any request or order therefor issued by any Governmental Authority, (iii) as required by law, regulation, or legal process, (iv) within any legal proceeding to enforce any of its rights or remedies hereunder; provided that an Event of Default shall have occurred hereunder and the requisite Banks shall have elected under Section 7.01 to enforce such rights or remedies against the Borrower, (v) to any permitted assignee under Section 9.06, and (vi) of information which is already publicly available at the time of such disclosure.

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SECTION 9.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the internal laws (as distinguished from the conflicts of laws rules) of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any of the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.02; provided, however, that with respect to the Borrower, service of process on the Borrower may be made on the Guarantor in the manner provided for notices in Section 9.02 and addressed to the Borrower and the Borrower agrees that such service so made shall be effective against the Borrower. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 9.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

SECTION 9.11. Entire Agreement. This Agreement, taken together with all of the other documents, instruments and certificates contemplated herein to be delivered by the Borrower, embodies the entire agreement and supersedes all prior agreements, written and oral,

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relating to the subject matter hereof as among the Borrower, the Banks parties hereto and the Administrative Agent.

SECTION 9.12. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance denominated in an Agreed Currency other than in Euro, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Majority Banks make it impracticable for such Advance to be denominated in the Agreed Currency specified by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, and such Advance shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Euro, in an aggregate principal amount equal to the Euro Amount of the aggregate principal amount specified in the related Notice of Borrowing or Notice of Interest Period Election, as the case may be, unless the Borrower notifies the Administrative Agent at least one Business Day before such date that it elects not to borrow on such date.

SECTION 9.13. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s office in London on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 3.17, such Bank or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

SECTION 9.14. USA PATRIOT ACT. Each Bank that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.

[Signature Pages Follow]

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The duly authorized parties hereto have caused this Agreement to be executed by their respective officers or agents, as of the date of this Agreement.

BAXTER HEALTHCARE SA

By	Robert M. Davis
Title: Agent, By Power of Attorney

Address for Notice Purposes:

Baxter Healthcare SA
c/o Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015
Attention: Treasurer
Telephone: (847) 948-4310
Telecopy: (847) 948-4509

Signature Page to

Credit Agreement

THE ADMINISTRATIVE AGENT

J.P. MORGAN EUROPE LIMITED as Administrative Agent

By	/s/	/s/
	Title: Associate	Associate

Address for Notice Purposes:

J.P. Morgan Europe Limited
125 London Wall
London
EC2Y 5AJ

Attention: Lesley Pluck/Nichola Hall
Telephone: 44-207-777-2940
Telecopy: 44-207-777-2360

Signature Page to

Credit Agreement

Commitments:		THE BANKS

33,000,000 Euro		J.P. MORGAN EUROPE LIMITED

	By	/s/	/s/
		Title: Associate	Associate

33,000,000 Euro	DEUTSCHE BANK AG NEW YORK BRANCH

	By		/s/ Frederick W. Laird
		Title:	Frederick W. Laird, Managing Director

	By		/s/ David G. Dickinson, Jr.
		Title:	David G. Dickinson, Jr., Director

Signature Page to

Credit Agreement

33,000,000 Euro		ABN AMRO BANK N.V.

	By	/s/ Martyn John Taplin Jonpaul De’ath
		Title:	Authorised Signatory

Signature Page to

Credit Agreement

29,250,000 Euro	BANCO BILBAO VIZCAYA ARGENTARIA S.A.

	By		/s/ John Martini
		Title:	Vice President

	By		/s/
		Title:	Vice President

Signature Page to

Credit Agreement

29,250,000 Euro		BANK OF AMERICA, N.A.

	By	/s/ Peter D. Griffith
Peter D. Griffith
	Title:	Senior Vice President

Signature Page to

Credit Agreement

29,250,000 Euro	THE BANK OF TOKYO-MITSUBISHI, LTD.

	By	/s/
	Title:	GM-EBD (European Business Division)

Signature Page to

Credit Agreement

29,250,000 Euro	BNP PARIBAS

	By	/s/ A. Hastings /s/ S. Duranti
A. Hastings S. Duranti
	Title:	Head of UK Corporate Group Relationship Manager

Signature Page to

Credit Agreement

29,250,000 Euro	CITIBANK N.A.

	By	/s/ William E. Clark
William E. Clark
	Title:	Managing Director & Vice President

Signature Page to

Credit Agreement

29,250,000 Euro	CREDIT SUISSE FIRST BOSTON

	By	/s/
		Title:	Managing Director

By	/s/
	Title:	Director

Signature Page to

Credit Agreement

29,250,000 Euro	DANSKE BANK A/S

	By	/s/ Alan Pettigrew /s/
		Title:	Senior Manager Senior Manager

Signature Page to

Credit Agreement

29,250,000 Euro	LLOYDS TSB BANK PLC, Belgium

	By	/s/ Baudouin Benfante
Baudouin Benfante – B099
		Title:	Manager Credit Department

By	/s/ Bernard Van Nevel
Bernard VAN NEVEL
	Title:	Assistant Principal Manager Head of Wholesale Banking

29,250,000 Euro	SANPAOLO IMI BANK IRELAND PLC

	By	/s/ Pier Carlo Arena
Pier Carlo Arena
Managing Director

	By	/s/ Michael Macken
Michael Macken
Senior Credit Manager

Signature Page to

Credit Agreement

29,250,000 Euro	SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED

	By	/s/ Kazunobu Okada
Kazunobu Okada
		Title:	Director

Signature Page to

Credit Agreement

29,250,000 Euro	USB AG

	By	/s/ T. Elliot	/s/ J. Campbell
		T. Elliot	J. Campbell
	Title:	Director	Director

29,250,000 Euro	WACHOVIA BANK, N.A.

	By	/s/ James Taylor
		Title:	Vice President

Signature Page to

Credit Agreement

25,000,000 Euro	ALLIED IRISH BANK

	By	/s/ Diarmuid O’Neill
Diarmuid O’Neill
		Title:	Vice President

Signature Page to

Credit Agreement

25,000,000 Euro	NATEXIS BANQUES POPULAIRES

	By	/s/ Gilbert CRIADO
Gilbert CRIADO
		Title:	Global Relationship Manager

	By	/s/ Pierrick TIRET
Pierrick TIRET
		Title:	MANAGER

Exhibit 2.02 to

Credit Agreement

dated as of January 7, 2005

FORM OF

NOTICE OF BORROWING

J.P. Morgan Europe Limited,

    as Administrative Agent for the

    Banks parties to the Credit

Agreement referred to below

125 London Wall

London

EC2Y 5AJ

Attention: Lesley Pluck/Nichola Hall

Ladies:

The undersigned, Baxter Healthcare SA, refers to the Credit Agreement, dated as of January 7, 2005 (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Baxter Healthcare SA, the Banks parties thereto and J.P. Morgan Europe Limited, as Administrative Agent and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02 of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is                      ,         .

(ii) The aggregate amount of the Proposed Borrowing is [Euro] [Approximate Equivalent Amount of]                     .

(iii) The Interest Period for each Advance made as part of the Proposed Borrowing is [             months].

(iv) The Agreed Currency for each Advance made as part of the Proposed Borrowing is [            ].

Exhibit 2.02

(vi) The proceeds of the Proposed Borrowing [will not be used, directly or indirectly, to purchase or carry Margin Stock] [will be used to purchase or carry Margin Stock. A duly completed Form FR U-l (OMB No. 7100-0115), executed by a duly authorized officer of the undersigned, accompanies this Notice of Borrowing and sets forth thereon the relevant information with respect to the use of the proceeds of the Proposed Borrowing].

Very truly yours,

BAXTER HEALTHCARE SA

By:
Title:

Exhibit 2.02

Exhibit 2.03 to

Credit Agreement

dated as of January 7, 2005

FORM OF

NOTICE OF INTEREST PERIOD ELECTION

J.P. Morgan Europe Limited,

    as Administrative Agent for the

    Banks parties to the Credit

Agreement referred to below

125 London Wall

London

EC2Y 5AJ

Attention: Lesley Pluck/Nichola Hall

Ladies:

The undersigned, Baxter Healthcare SA, refers to the Credit Agreement, dated as of January 7, 2005 (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Baxter Healthcare SA, the Banks parties thereto and J.P. Morgan Europe Limited, as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement of an interest period election, and in that connection sets forth below the information relating to the affected Borrowing (the “Affected Borrowing”) as required by Section 2.03 of the Credit Agreement:

(i) The Affected Borrowing is comprised of Advances in the following Agreed Currency:

(ii) The portion of such Affected Borrowing to be Converted is: [Euro] [Approximate Equivalent Amount of]                     .

(iii) Business Day of the Conversion in respect of the Affected Borrowing is                      ,             .

Exhibit 2.03

(iv) Upon giving effect to the Conversion, the portion of the Affected Borrowing that is Converted shall be comprised of Advances, each having an Interest Period of                     .

Very truly yours,

BAXTER HEALTHCARE SA

By:
Title:

Exhibit 2.03

Exhibit 4.01(a) to

Credit Agreement

dated as of January 7, 2005

FORM OF GUARANTY

This Guaranty (as it may be amended, restated or modified and in effect from time to time, this “Guaranty”) is made as of the 7th day of January, 2005 by Baxter International Inc., a Delaware corporation (the “Guarantor”), in favor of J.P. Morgan Europe Limited, in its capacity as agent on behalf of the Banks (as hereinafter defined).

R E C I T A L S:

A. Baxter Healthcare SA (the “Borrower”), the financial institutions named therein (the “Banks”), and J.P. Morgan Europe Limited, as agent (together with its successors and assigns, the “Agent”), have entered into a certain Credit Agreement dated as of the date hereof (as from time to time modified, supplemented, restated or amended, the “Credit Agreement”). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term by the Credit Agreement.

B. The Guarantor is the parent of the Borrower and will receive substantial and direct benefits from the extensions of credit contemplated by the Credit Agreement and is entering into this Guaranty to induce the Agent and the Banks to enter into the Credit Agreement and extend credit to the Borrower thereunder.

C. The execution and delivery of this Guaranty is a condition precedent to the obligations of the Banks to extend credit to the Borrower pursuant to the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration and as an inducement to the Banks to enter into the Credit Agreement and extend credit to the Guarantor thereunder, the Guarantor hereby agrees as follows:

1. As used in this Guaranty:

“Adjusted Debt” means, at any time, (a) all Debt, minus (b) an amount equal to all cash and cash equivalent investments of the Guarantor and its Consolidated Subsidiaries at such time.

“Consolidated” refers to the full consolidation of the accounts of the Guarantor and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the financial statements referred to in Section 11(f).

“Consolidated Capitalization” means, at any time, the sum at such time of: (i) the Consolidated stockholders’ equity of the Guarantor and its Consolidated Subsidiaries, and (ii) Adjusted Debt of the Guarantor and its Consolidated Subsidiaries.

Exhibit 4.01(a)

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities of the Guarantor and its Consolidated Subsidiaries and all Intangible Assets.

“Debt” means the sum of: (i) indebtedness for borrowed money or for the deferred purchase price of property or services carried as indebtedness on the Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries (excluding accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (ii) obligations of the Guarantor and its Consolidated Subsidiaries as lessee under leases that, in accordance with generally accepted accounting principles, are recorded as capital leases, and (iii) obligations of the Guarantor and its Consolidated Subsidiaries under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) and (ii) above (other than Debt of any Subsidiary, to the extent such Debt is included in the calculation of Debt as a result of clause (i) or (ii) above) in excess of $100,000,000 in the aggregate and (iv) indebtedness or obligations of the kinds referred to in clause (i), (ii), or (iii) above of the Guarantor’s unconsolidated Subsidiaries in excess of $200,000,000 in the aggregate. The term “Debt” shall not include (A) any obligations of the Guarantor under or in connection with that certain Facility and Guaranty Agreement dated as of April 14, 2004 among the Guarantor, certain financial institutions parties thereto and Bank One, NA, as agent, (B) that certain Facility and Guaranty Agreement dated as of July 8, 2003 among the Guarantor, certain financial institutions parties thereto and Bank One, NA, as agent, or (C) any similar arrangement under which the Guarantor has agreed to guarantee the payment obligations of a current or former employee of the Guarantor arising in connection with financing provided to such employee and relating to the Guarantor’s “Baxter International Inc. 1999 Shared Investment Plan”, to the extent the aggregate obligations of the Guarantor under the foregoing clauses (A), (B) and (C) do not exceed an amount equal to $200,000,000 and such obligations (whenever incurred) shall have arisen solely in connection with purchases by such employees of the Guarantor common stock in 1999, or (y) the undrawn face amount of any letter of credit issued for the account of the Guarantor or any of its Consolidated Subsidiaries in the ordinary course of the Guarantor’s or such Subsidiary’s business, but shall include the reimbursement obligation owing from time to time by the Guarantor or any of its Consolidated Subsidiaries in respect of drawings made under any letter of credit in the event reimbursement is not made immediately following the applicable drawing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Guaranteed Obligations” is defined in Section 2.

“Intangible Assets” means all assets of the Guarantor and its Consolidated Subsidiaries which are treated as intangibles in conformity with generally accepted accounting principles on the Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries.

“Interest Expense” means, with respect to any period, the Consolidated interest expense of the Guarantor and its Consolidated Subsidiaries for such period before the effect of

Exhibit 4.01(a)

interest income, as reflected on the Consolidated statements of income for the Guarantor and its Consolidated Subsidiaries for such period.

“Material Adverse Effect” means a material adverse effect on (i) the business, property, condition (financial or otherwise), results of operations, or prospects of the Guarantor and its Subsidiaries taken as a whole, (ii) the ability of the Guarantor to perform its obligations under this Guaranty, or (iii) the validity or enforceability of this Guaranty or the rights or remedies of the Banks hereunder.

“Material Default Amount” means an amount equal to $50,000,000.

“Material Subsidiary” means, with respect to the Guarantor, any of (i) the Borrower, (ii) Baxter Healthcare Corporation, a Delaware corporation, (iii) Baxter World Trade Corporation, a Delaware corporation, or (iv) in the case of any specified condition or event, any other Subsidiary or group of other Subsidiaries (A) each of which has suffered such condition or event to occur and (B) that in the aggregate represents five percent (5%) or more of the net revenues or the Consolidated Net Tangible Assets of the Guarantor and its Consolidated Subsidiaries, as reflected in the then most recent financial statements of the Guarantor and its Consolidated Subsidiaries delivered pursuant to Section 12(a)(i) or (ii).

“Secured Debt” means the amount of Debt or other obligation or liability of the Guarantor or any of its Material Subsidiaries the payment of which is secured by a Security Interest.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Security Interest” means any lien, security interest, mortgage or other charge or encumbrance of any kind, title retention device, pledge or any other type of preferential arrangement, upon or with respect to any property of the Guarantor or of any Material Subsidiary, whether now owned or hereafter acquired.

“Subsidiary” means any entity with respect to which the Guarantor alone owns, the Guarantor and one or more Subsidiaries together own, or any Person controlling the Guarantor owns, in each such case directly or indirectly, capital stock (or the equivalent equity interest) having ordinary voting power to elect a majority of the members of the Board of Directors of such corporation (or, in the case of a partnership or joint venture, having the majority interest in the capital or profits of such entity).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

In the event that any changes in generally accepted accounting principles occur after the date hereof and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Guaranty, then the Guarantor and the Banks agree to amend such provisions of this Guaranty so as to equitably reflect such changes in order that the criteria for evaluating the Guarantor’s financial condition will be the same after such changes as if such changes had not occurred.

Exhibit 4.01(a)

2. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of and interest on the Advances made by the Banks to, and any Notes held by the Banks of, the Borrower and (b) all other amounts from time to time owing to the Banks by the Borrower under the Credit Agreement, any Notes and the other Loan Documents (collectively, the “Guaranteed Obligations”). This is a guaranty of payment, not a guaranty of collection.

3. The Guarantor waives notice of the acceptance of this Guaranty and of the extension, incurrence or continuance of the Guaranteed Obligations or any part thereof. The Guarantor further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Borrower, demand or action on delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Banks to sue the Guarantor, the Borrower, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof.

4. The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the non-enforceability or invalidity of the Guaranteed Obligations or any part thereof or the spuriousness, non-enforceability or invalidity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this Guaranty even though the Banks might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this Guaranty; (g) any change of ownership of the Borrower or the insolvency, bankruptcy or any other change in the legal status of the Borrower; (h) any change in, or the imposition of, any law, decree, regulation

Exhibit 4.01(a)

or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Guaranty; (j) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower or any other guarantor or any other Person in connection herewith or with any unrelated transaction; (k) the Banks’ election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by the Borrower, as debtor in possession, under Section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion of the Bank’s claims for repayment of the Guaranteed Obligations under Section 502 or 506 of the United States Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this Section. It is agreed that the Guarantor’s liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Borrower of the Guaranteed Obligations in the manner agreed upon among the Agent, the Borrower and the Banks.

5. Credit may be granted or continued from time to time by the Banks to the Borrower without notice to or authorization from the Guarantor regardless of the Borrower’s financial or other condition at the time of any such grant or continuation. The Banks shall not have an obligation to disclose or discuss with the Guarantor their assessment of the financial condition of the Borrower.

6. Until the irrevocable payment in full of the Guaranteed Obligations and termination of all commitments which could give rise to any of the Guaranteed Obligations, (a) the Guarantor shall have no right of subrogation with respect to the Guaranteed Obligations, (b) the Guarantor hereby waives any right to enforce any remedy which the Agent or the Banks now have or may hereafter have against the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and (c) the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent or the Banks to secure payment of the Guaranteed Obligations or any part thereof or any other liability of the Borrower to the Banks.

7. The Guarantor authorizes the Banks to take any action or exercise any remedy with respect to any collateral securing the Guaranteed Obligations, which the Banks in their sole discretion shall determine, without notice to the Guarantor.

8. In the event the Banks in their sole discretion elect to give notice of any action with respect to any collateral securing the Guaranteed Obligations or any part thereof, ten

Exhibit 4.01(a)

(10) days’ written notice mailed to the Guarantor by ordinary mail at its address referred to in Section 20 shall be deemed reasonable notice of any matters contained in such notice. The Guarantor consents and agrees that neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Obligations.

9. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand by the Agent or the Banks. The Guarantor further agrees that, to the extent that the Borrower makes a payment or payments to any of the Banks on the Guaranteed Obligations, or the Agent or the Banks receive any proceeds of collateral securing the Guaranteed Obligation, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Borrower, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

10. No delay on the part of the Agent or the Banks in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Banks of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Agent or the Banks, except as expressly set forth in a writing duly signed and delivered on the Banks’ behalf of the Agent. The failure by the Agent or the Banks at any time or times hereafter to require strict performance by the Borrower or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, pledge agreement, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Credit Agreement by the Borrower or the Guarantor and delivered to the Agent or the Banks shall not waive, affect or diminish any right of the Agent or the Banks at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agent or the Banks, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Banks’ behalf by the Agent. No waiver by the Agent or the Banks of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Banks permitted hereunder shall in any way affect or impair the Agent’s or the Banks’ rights or powers, or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Obligations owing by the Guarantor to the Banks shall be conclusive and binding on each Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

Exhibit 4.01(a)

11. The Guarantor represents and warrants to the Agent and the Banks that:

(a) The Guarantor and each Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Guarantor;

(b) The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Guarantor’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Guarantor;

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty;

(d) This Guaranty is the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e) There is no pending or, to the best of the knowledge of the Guarantor, threatened action or proceeding affecting the Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Guarantor or which purports to affect the legality, validity or enforceability of this Guaranty;

(f) The Consolidated balance sheet at December 31, 2003 and the related Consolidated statements of income and stockholder’s equity for the period then ended of the Guarantor and its Consolidated Subsidiaries, copies of which have been furnished to each Bank, present fairly the financial position of the Guarantor and its Consolidated Subsidiaries at December 31, 2003 and the results of the operations and changes in financial position of the Guarantor and its Consolidated Subsidiaries for the year then ended, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding year. The Consolidated balance sheet at June 30, 2004 and the related Consolidated statements of income and stockholder’s equity for the two quarters then ended of the Guarantor and its Consolidated Subsidiaries, copies of which have been furnished to each Bank, present fairly the financial position of the Guarantor and its Consolidated Subsidiaries at June 30, 2004 and the results of the operations and changes in financial position of the Guarantor and its Consolidated Subsidiaries for the two quarters then ended, in conformity with generally accepted accounting principles consistently applied. Since December 31, 2003 there has been no material adverse change in such financial position or operations; and

(g) The operations of the Guarantor and each Material Subsidiary comply in all material respects with all Environmental Laws, the noncompliance with which would

Exhibit 4.01(a)

materially adversely affect the business of the Guarantor or the ability of the Guarantor to obtain credit on commercially reasonable terms; and

(h) The Guarantor is not (i) an “investment company,” (ii) a company “controlled” by an “investment company” which is registered under the Investment Company Act of 1940, as amended, or (iii) to the best knowledge of the Guarantor, a company “controlled” by any other “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of this Guaranty and on the date of each Borrowing Notice (except to the extent any such representation or warranty is stated to relate solely to an earlier date) with respect to each Advance under the Credit Agreement on and as of such Borrowing Date.

12. As long as this Guaranty shall continue in effect, the Guarantor shall:

(a) provide to the Agent in sufficient copies for distribution to each Bank:

(i) As soon as available and in any event within the earlier of (A) five (5) days after the time period specified by the SEC under the Exchange Act for quarterly reporting or (B) 55 days after the end of each of the first three quarters of each fiscal year of the Guarantor, a Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and a Consolidated statement of income and changes in financial position (or Consolidated statement of cash flow, as the case may be) of the Guarantor and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Guarantor; provided, however, that at any time the Guarantor shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the quarterly balance sheets and statements on Form 10-Q of the Guarantor and its Consolidated Subsidiaries for such quarterly period as filed with the SEC shall be deemed to satisfy the requirements of this clause (i);

(ii) As soon as available and in any event within the earlier of (A) five (5) days after the time period specified by the SEC under the Exchange Act for annual reporting or (B) 100 days after the end of each fiscal year of the Guarantor, a Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such year and a Consolidated statement of income and stockholder’s equity and changes in financial position of the Guarantor and its Consolidated Subsidiaries for such fiscal year and accompanied by (A) a report of PriceWaterhouse Coopers LLP, independent public accountants of the Guarantor, or other independent public accountants of nationally recognized standing, on the results of their examination of the Consolidated annual financial statements of the Guarantor and its Consolidated Subsidiaries, which report shall be unqualified or shall be otherwise reasonably acceptable to the Majority Banks; provided that

Exhibit 4.01(a)

such report may set forth qualifications to the extent such qualifications pertain solely to changes in generally accepted accounting principles from such principles applied during earlier accounting periods, the implementation of which changes (with the concurrence of such accountants) is reflected in the financial statements accompanying such report, and (B) a certificate of such accountants substantially in the form of Exhibit 6.01(g)(ii) to the Credit Agreement; and provided further, that at any time the Guarantor shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the annual balance sheets and statements on Form 10-K of the Guarantor and its Consolidated Subsidiaries for such annual period as filed with the SEC shall be deemed to satisfy the requirements of this clause (ii);

(iii) Promptly after the sending or filing thereof, copies of all reports which the Guarantor files with the SEC under the Exchange Act, including, without limitation, all such reports that disclose material litigation pending against the Guarantor or any Material Subsidiary or any material noncompliance with any Environmental Law on the part of the Guarantor or any Material Subsidiary;

(iv) Together with the financial statements required pursuant to clauses (i) and (ii) above, a certificate signed by the chief financial officer of the Guarantor (A) stating that no event of default under this Guaranty or event which, with notice or the lapse of time or both, would constitute such an event of default exists or, if any does exist, stating the nature and status thereof and describing the action the Guarantor proposes to take with respect thereto and (B) demonstrating, in reasonable detail, the calculations used by such officer to determine compliance with the financial covenants contained in Sections 12(h), 12(i) and 12(j);

(v) With respect to each fiscal year for which the Guarantor shall have an aggregate Unfunded Liability of $100,000,000 or more for all of its single employer pension benefit plans covered by Title IV of ERISA and all multiemployer pension benefit plans covered by Title IV of ERISA to which the Guarantor has an obligation to contribute, as soon as available, and in any event within ten months after the end of such fiscal year, a statement of Unfunded Liabilities of each such plan, certified as correct by an actuary enrolled in accordance with regulations under ERISA and a statement of estimated withdrawal liability as of the most recent plan year end as customarily prepared by the trustees under the multiemployer plans to which the Guarantor has an obligation to contribute;

(vi) As soon as possible, and in any event within 30 days after the occurrence of each event the Guarantor knows is or may be a Reportable Event (as defined in Section 4043 of ERISA) with respect to any Plan with an Unfunded Liability in excess of $100,000,000, a statement signed by the chief financial officer of the Guarantor describing such reportable event and the action which the Guarantor proposes to take with respect thereto; and

Exhibit 4.01(a)

(vii) As soon as possible, and in any event within five Business Days after the Guarantor shall become aware of the occurrence of each event of default under this Guaranty or each event which, with notice or lapse of time or both, would constitute such an event of default, which event of default or event is continuing on the date of such statement, a statement of the chief financial officer of the Guarantor setting forth details of such event of default or event and the action which the Guarantor proposes to take with respect thereto;

(b) Pay and discharge, and cause each Material Subsidiary to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profit or property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Guarantor nor any Material Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and with respect to which the Guarantor shall have established appropriate reserves in accordance with generally accepted accounting principles;

(c) Maintain, and cause each Material Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by (or, as applicable, self-insure in a manner and to an extent not inconsistent with conventions observed by) companies engaged in similar businesses and owning similar properties in the same general areas in which the Guarantor or such Material Subsidiary operates;

(d) Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises, except as otherwise permitted by Section 12(k);

(e) Comply, and cause each Material Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws), noncompliance with which would materially adversely affect the business of the Guarantor or the ability of the Guarantor to obtain credit on commercially reasonable terms;

(f) Keep, and cause each Material Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor and each Material Subsidiary in accordance with generally accepted accounting principles consistently applied;

(g) Permit, and cause each Material Subsidiary to permit, the Agent, and its representatives and agents (which may be a Bank), to inspect any of the properties, corporate books and financial records of the Guarantor and its Material Subsidiaries, to examine and make copies of the books of account and other financial records of the Guarantor and its Material Subsidiaries, and to discuss the affairs, finances and accounts of the Guarantor and its Material Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times during normal business hours and intervals as the Agent may reasonably designate;

Exhibit 4.01(a)

(h) Maintain a ratio of (i) the sum of Consolidated income before income tax expense (excluding extraordinary gains and losses) of the Guarantor and its Consolidated Subsidiaries plus Interest Expense of the Guarantor and its Consolidated Subsidiaries as at the end of each fiscal quarter of the Guarantor with respect to the four-quarter period then ended, to (ii) Interest Expense for such four-quarter period then ended of not less than 2.0 to 1.0;

(i) Not suffer to exist, create, assume or incur, or permit any of its Material Subsidiaries to suffer to exist, create, assume or incur, any Security Interest, or assign, or permit any of its Material Subsidiaries to assign, any right to receive income, in each case to secure Debt or any other obligation or liability, other than:

(i) Any Security Interest to secure Debt or any other obligation or liability of any Material Subsidiary to the Guarantor;

(ii) Mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith and for which reasonable reserves have been established;

(iii) Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

(iv) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent or Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith and for which reasonable reserves have been established;

(v) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

(vi) Landlords’ liens on fixtures located on premises leased by the Guarantor or one of its Material Subsidiaries in the ordinary course of business;

(vii) Security Interests arising in connection with contracts and subcontracts with or made at the request of the United States of America, any state thereof, or any department, agency or instrumentality of the United States or any state thereof for obligations not yet delinquent;

(viii) Any Security Interest arising by reason of deposits to qualify the Guarantor or a Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefit of, or comply with, laws;

Exhibit 4.01(a)

(ix) Any purchase money Security Interest claimed by sellers of goods on ordinary trade terms provided that no financing statement has been filed to perfect such Security Interest;

(x) The extension of any Security Interest existing as of the date hereof to additions, extensions, or improvements to the property subject to the Security Interest which does not arise as a result of borrowing money or the securing of Debt or other obligation or liability created, assumed or incurred after such date;

(xi) Security Interests on (A) property of a corporation or firm existing at the time such corporation is merged or consolidated with the Guarantor or any Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or a firm as an entirety (or the properties of a corporation or firm comprising a product line or line of business, as an entirety) or substantially as an entirety to the Guarantor or a Subsidiary; or (B) property comprising machinery, equipment or real property acquired by the Guarantor or any of its Subsidiaries, which Security Interests shall have existed at the time of such acquisition and secure obligations assumed by the Guarantor or such Subsidiary in connection with such acquisition; provided that the Debt or other obligations or liabilities secured by Security Interests of the type described in this paragraph (xi) shall not either (x) have been created in anticipation of such merger, consolidation, sale, lease or other disposition or in contemplation of such acquisition or (y) at any time exceed an aggregate amount equal to $300,000,000;

(xii) Security Interests arising in connection with the sale, assignment or other transfer by the Guarantor or any Material Subsidiary of accounts receivable, lease receivables or other payment obligations (any of the foregoing being a “Receivable”) owing to the Guarantor or any Subsidiary or any interest in any of the foregoing (together in each case with any collections and other proceeds thereof and any collateral, guaranties or other property or claims in favor of the Guarantor or such Subsidiary supporting or securing payment by the obligor thereon of any such Receivables), in each case whether such sale, assignment or other transfer constitutes a “true sale” or a secured financing for accounting, tax or any other purpose; provided that either (i) such sale, assignment or other transfer shall have been made as part of a sale of the business out of which the applicable Receivables arose, (ii) such sale, assignment or other transfer is made in the ordinary course of business and is for the purpose of collection only, (iii) such sale, assignment or other transfer is made in connection with an agreement on the part of the assignee thereof to render performance under the contract that has given rise to such Receivable, or (iv) in all other cases, the aggregate outstanding investment or claim held at any time by purchasers, assignees or other transferees of (or of interests in) such Receivables (as determined by the Guarantor using any reasonable methods) shall not exceed an amount equal to 10% of the Consolidated total assets of the Guarantor and its Consolidated Subsidiaries at such time;

Exhibit 4.01(a)

(xiii) Security Interests securing non-recourse obligations in connection with leveraged or single-investor lease transactions;

(xiv) Security Interests securing the performance of any contract or undertaking made in the ordinary course of business (as such business is currently conducted) other than for the borrowing of money;

(xv) Any Security Interest granted by any Material Subsidiary of the Guarantor; provided, that (i) the principal business and assets of such Material Subsidiary are located in Puerto Rico or are located outside of the United States, its other territories and possessions, (ii) the property of such Material Subsidiary which is subject to such Security Interest is a parcel of real property, a manufacturing plant, manufacturing equipment, a warehouse, or an office building hereafter acquired, constructed, developed or improved by such Material Subsidiary, and (iii) such Security Interest is created prior to or contemporaneously with, or within 120 days after (x) in the case of acquisition of such property, the completion of such acquisition and (y) in the case of the construction, development or improvement of such property, the later to occur of the completion of such construction, development or improvement or the commencement of operations, use or commercial production (exclusive of test and start-up periods) of such property, and such Security Interest secures or provides for the payment of all or any part of the acquisition cost of such property or the cost of construction, development or improvement thereof, as the case may be;

(xvi) Any Security Interest in deposits or cash equivalent investments pledged with a financial institution for the sole purpose of implementing a hedging or financing arrangement commonly known as a “back-to-back” loan arrangement, provided in each case that neither the assets subject to such Security Interest nor the Debt incurred in connection therewith are reflected on the Consolidated balance sheet of the Guarantor; and

(xvii) Any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any Debt or any other obligation or liability secured by any Security Interest referred to in the foregoing paragraphs (i) through (xvii), provided that the principal amount of Debt or any other obligation or liability secured by such Security Interest shall not exceed the principal amount outstanding immediately prior to such extension, renewal or refunding, and that the Security Interest securing such Debt or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or refunding secured such Debt or other obligation or liability and additions to such property.

Notwithstanding the foregoing provisions of this Section 12(i), the Guarantor and its Material Subsidiaries may, at any time, suffer to exist, issue, incur, assume and guarantee Secured Debt (in addition to Secured Debt permitted to be secured under the foregoing paragraphs (i) through (xvii)), provided that the aggregate amount of such Secured Debt, together with the aggregate

Exhibit 4.01(a)

amount of all other Secured Debt (not including Secured Debt permitted to be secured under the foregoing paragraphs (i) through (xvii)) of the Guarantor and its Material Subsidiaries which is suffered to exist, issued, incurred, assumed or guaranteed after the date hereof, does not at such time exceed 5% of Consolidated Net Tangible Assets; and

(j) Not permit (i) Consolidated Adjusted Debt (which for purposes of this clause (i) only shall exclude, up to and until February 16, 2006, an amount equal to seventy percent (70%) of the aggregate amount of senior notes due February 16, 2008 issued by the Guarantor on December 17, 2002, but only to the extent such amount shall be treated as “debt” for purposes of generally accepted accounting principles) of the Guarantor and its Consolidated Subsidiaries at any time to exceed (ii) an amount equal to 55% of Consolidated Capitalization at such time;

(k) (i) Not merge or consolidate with or into, or Transfer Assets to, any Person, except that the Guarantor may (A) merge or consolidate with any corporation, including any Subsidiary, which is a U.S. Corporation and (B) Transfer Assets to any Subsidiary which is a U.S. Corporation; provided, in each case described in clause (A) and (B) above, that (x) immediately after giving effect to such transaction, no event shall have occurred and be continuing which constitutes an event of default by the Guarantor under this Guaranty or which with the giving of notice or lapse of time or both would constitute such an event of default and (y) in the case of any merger or consolidation to which the Guarantor shall be a party, the survivor of such merger or consolidation shall be the Guarantor; and

(ii) Not permit any Material Subsidiary to merge or consolidate with or into, or Transfer Assets to, any Person unless, immediately after giving effect to such transaction, no event shall have occurred and be continuing which constitutes an event of default by the Guarantor under this Guaranty or which with the giving of notice or lapse of time or both would constitute such an event of default.

For purposes of this Section 12(k): “Transfer Assets” means, when referring to the Guarantor, the conveyance, transfer, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of the Guarantor or of the Guarantor and its Subsidiaries considered as a whole and means, when referring to a Subsidiary, the conveyance, transfer, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of such Subsidiary; and “U.S. Corporation” means a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

13. Subject to the provisions of Section 9 hereof, this Guaranty shall continue in effect until the Credit Agreement has terminated, the Guaranteed Obligations have been paid in full and the other conditions of this Guaranty have been satisfied.

14. In addition to and without limitation of any rights, powers or remedies of the Agent or the Banks under applicable law, any time after maturity of the Guaranteed Obligations, whether by acceleration or otherwise, the Agent or any of the Banks may, in its sole discretion, with notice after the fact to the Guarantor (provided that any failure to give such

Exhibit 4.01(a)

notice shall not affect the validity of any such appropriation or application referred to herein) and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of any Guaranteed Obligations (a) any indebtedness due or to become due from the Banks to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Agent or any Bank whether for deposit or otherwise.

15. The Guarantor agrees to pay all costs, fees and expenses (including reasonable attorneys’ fees and time charges, which attorneys may be employees of the Agent or a Bank) incurred by the Banks in collecting or enforcing the obligations of the Guarantor under this Guaranty.

16. This Guaranty shall bind the Guarantor and its successors and assigns and shall inure to the benefit of the Agent, the Banks and their successors and assigns. All references herein to the Banks shall for all purposes also include all assignees of any Bank. All references herein to the Borrower shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

17. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE AT NEW YORK, NEW YORK, AND SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF THE AGENT, THE BANKS AND THE GUARANTOR DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

18. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

19. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Guaranty shall be in writing by facsimile, U.S. mail or overnight courier and addressed or delivered to such party (a) if to the Agent or the Banks, at their respective addresses set forth in the Credit Agreement, or (b) if to the Guarantor, at its address indicated on Exhibit A hereto, or to such other address as the Agent, any of the Banks or the Guarantor designates to the other in writing. All notices by United States mail shall be sent certified mail, return receipt requested. All notices hereunder shall be effective upon delivery or refusal of receipt; provided, that any notice transmitted by facsimile shall be deemed given when transmitted.

20. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 of the Credit Agreement to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 7.01 of the Credit Agreement, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand,

Exhibit 4.01(a)

provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under the Loan Documents and of whether or not such obligations may be matured. Each Bank agrees promptly to notify the Guarantor after any such set-off and application made by such Bank, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

[Signature Page Follows]

Exhibit 4.01(a)

IN WITNESS WHEREOF, the Guarantor has entered into this Guaranty as of the 7th day of January, 2005.

BAXTER INTERNATIONAL INC.

By:

Name:

Title:

Exhibit 4.01(a)

EXHIBIT A

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

Attention: Treasurer

Telephone: (847) 948-4310

Telecopy: (847) 948-4509

Exhibit A

Exhibit 6.01(g)(ii) to

Credit Agreement

dated as of January 7, 2005

FORM OF

CERTIFICATE OF INDEPENDENT ACCOUNTANTS

[Date]

Baxter International Inc.

One Baxter Parkway

Deerfield, Illinois 60015

Gentlemen:

We have examined the consolidated balance sheet of Baxter International Inc. and subsidiaries as of December 31,         , and the related consolidated statements of income, stockholders’ equity and changes in financial position for the year then ended, and have issued our report thereon dated                     ,         . Our examination was made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

In connection with our examination, nothing came to our attention that caused us to believe that Baxter International Inc. is not in compliance with the covenants of Section 12(h) or 12(j) of the Guaranty dated as of January 7, 2005 executed by Baxter International Inc. However, it should be noted that our examination was not directed primarily toward obtaining knowledge of such noncompliance.

Very truly yours,

[PriceWaterhouse Coopers LLP]

Exhibit 6.01(g)(ii)

Exhibit 9.06 to

Credit Agreement

dated as of January 7, 2005

FORM OF

ASSIGNMENT AND ACCEPTANCE

Dated                     ,

Reference is made to that certain Credit Agreement, dated as of January 7, 2005 (the “Credit Agreement”) among Baxter Healthcare SA, a corporation organized under the laws of Switzerland (the “Borrower”), certain “Banks” parties thereto, and J.P. Morgan Europe Limited, as administrative agent for the Banks (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

                                                      (the “Assignor”) and                                                                   (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including without limitation, such interest in the Assignor’s Commitment [,] [and] the Advances owing to the Assignor [, and the Note[s]] held by the Assignor]. After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the Advance owing to the Assignee will be as set forth in Section 2 of Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; [and] (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto [; and (iv) attaches the Note[s]] referred to in paragraph 1 above and requests that the Administrative Agent exchange such Note[s]] for [a] new Note[s] payable to the order of the Assignee [which, in the case of the Note, shall be in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto].

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 11(f) of the Guaranty and

Exhibit 9.06

Section 6.01(g)(ii) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank’ [and] (v) specifies as its Lending Office and address for notices the office set forth beneath its name on the signature pages hereof [and (vi) attaches the forms prescribed by the certifying as to the Assignee’s status for purposes of establishing complete exemption from withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement [and the Notes] or such other documents as are necessary to indicate that none of such payments shall be subject to taxes by reason of the applicable tax treaty].1

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date (the “Effective Date”) of this Assignment and Acceptance shall be the later to occur of the date of acceptance hereof by the Administrative Agent and the date that is specified in Section 3 of Schedule 1.

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement [and the Notes] in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility and utilization fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement [and the Notes] for periods prior to the Effective Date directly between themselves.

[1]	See Section 3.15(d) of the Credit Agreement for more information.

Exhibit 9.06

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

[Signature Pages Follow]

Exhibit 9.06

Schedule 1

to

Assignment and Acceptance

Dated                     ,

Section 1.

Percentage Interest: %

Section 2.

Assignee’s Commitment:	$
Aggregate Outstanding Principal
Amount of Advances
owing to the Assignee:	[Euro][Approximate Equivalent Amount]
[Agreed Currencies - ]

[A Note payable to the order of the Assignee
Dated: ,
Principal amount: ]

[A Note payable to the order of the Assignor
Dated: ,
Principal amount: ]

Section 3.

Requested Effective Date:[2]	,

[NAME OF ASSIGNOR]

By:
Title:

[2]	The actual Effective Date shall be determined in accordance with Section 4 of the Assignment and Acceptance Agreement.

Exhibit 9.06

[NAME OF ASSIGNEE]

By:
Title:

APPLICABLE LENDING OFFICES:

[Specify]

ADDRESSES FOR PURPOSES OF NOTICE:

[Specify]

Accepted this day
of ,

J.P. MORGAN EUROPE LIMITED, as Administrative Agent

By:
Title:

[Acknowledged and Agreed this[3]
day of ,

BAXTER HEALTHCARE SA

By:
Title:

[3]	If required by the terms of the Credit Agreement.

Exhibit 9.06

Schedule 1.01 to

Credit Agreement

dated as of January 7, 2005

LENDING OFFICE ADDRESSES

Unless otherwise specified, the office set forth below opposite the name of any Bank is such Bank’s “Lending Office “.

Bank	Lending Office
J.P. Morgan Europe Limited	125 London Wall London EC2Y 5AJ Attn: Lesley Pluck/Nichola Hall Telephone: 44-207-777-2940 Fax: 44-207-777-2360

Deutsche Bank AG New York Branch	90 Hudson Street Mail Stop JCY05-0511 Jersey City, NJ 07302 Attn: Carmen Melendez Email: carmen.melendez@db.com Telephone: 201-593-2224 Fax: 201-593-2313

ABN AMRO Bank N.V.	250 Bishopsgate London EC2M 4AA Attn: Maria Geary Telephone: 44-207-678-5054 Fax: 44-207-678-8604

Banco Bilbao Vizcaya Argentaria, New York Branch International Banking Facility :

c/o Banco Bilbao Vizcaya Argentaria,

New York Branch

1345 Avenue of the Americas

New York, NY 10105

Attn: Loan Administration Department,

         Patricia Kunert, Michael Pizarro

Telephone: 212-728-2396/1668

Fax:   212-333-2926

Bank of America, N.A.	5 Canada Square London E14 5AQ Attn: Andrew Earls, Loan Service Telephone: 44-208-313-2507 Fax: 44-208-313-2140

Schedule 1.01

The Bank of Tokyo-Mitsubishi, Ltd.	Finsbury Circus House 12-15 Finsbury Circus London EC2M 7BT Attn: Tom Fennessey Telephone: 44-207-577-1247 Fax: 44-207-577-1234

BNP Paribas London Branch	10 Harewood Avenue London NW1 6AA Attn: Loans and Agency Desk Telephone: 44-207-595-6877 & 44-207-595-6878 Fax: 44-207-595-6195

Citibank, NA London	Citibank N.A. UK Loans Processing Unit, 2nd Floor 4 Harbour Exchange Isle of Dogs London E14 9GE U.K. Attn: Sandra Livingston Telephone: 44-207-508-1604

Credit Suisse First Boston Bank	CSFB, acting through its London Branch One Cabot Square London E14 4QJ Attn: Loans Services Telephone: 44-207-888-6458 Fax: 44-207-888-8125

Danske Bank	75 King Williams Street London EC4N 7DT Attn: Julie Smyth/Alan Pettigrew Telephone: 44-207-410-8000 Fax: 44-207-410-8001

LLOYDS TSB BANK PLC	avenue de Tervueren, 2 B-1040 Brussels (Belgium) Attn: Peter Peeleman Telephone: 32-2-739-59-04 Fax: 32-2-733-11-07

Schedule 1.01

SANPAOLO IMI BANK IRELAND PLC	KBC House 4 George’s Dock IFSC Dublin 1 Ireland Attn: Nicola Cushen Telephone: 353-1-6726734 Fax: 353-1-6726727

Sumitomo Mitsui Banking Corporation Europe Limited	Temple Court 11 Queen Victoria Street London EC4N 4TA Attn: John Nash Telephone: 44-207-786-1149 Fax: 44-207-248-3187

UBS AG, London Branch	1 Finsbury Avenue London EC2M 2PP Attn: Judith Campbell/Clair Rimmer Telephone: 44-207-568-5584/0502 Fax: 44-207-568-4664/3978

Wachovia Bank, N.A.	3 Bishopsgate London EC2N 3AB Attn: Maureen Hart Telephone: 44-207-956-4309 Fax: 44-207-929-4645

Allied Irish Bank	Allied Irish Banks p.l.c. AIB Capital Markets, International Corporate Banking, Block C 1, Bankcentre, Ballsbridge Dublin 4 Ireland Attn: Diarmuid O’Neill Telephone: 353-1-6414808 Fax: 353-1-6682508

Schedule 1.01

Natexis Banques Populaires

BP 202

78051 Saint Quentin en Yvelines Cedex

France

Attn: Gilbert Criado/Global Relationship Manager

Telephone: 33-1-30-12-12-78

Fax: 33-1-30-43-40-63

Attn: Pierrick Tiret/Manager

Telephone: 33-1-30-12-12-75

Fax: 33-1-30-43-40-63

Schedule 1.01